Exhibit 10.1

LEASE AGREEMENT

BETWEEN

184 PROPERTY OWNER, LLC,

a New Jersey limited liability company,

LANDLORD,

-AND-

BELLEROPHON THERAPEUTICS, INC.

a Delaware corporation,

TENANT

DATED: August 6, 2015

Prepared by:

Joseph J. Whitney, Esq.

Drinker Biddle & Reath LLP

600 Campus Drive

Florham Park, New Jersey 07932

Schedule A	Legal Description of the Land
Schedule B	Premises
Schedule C	Janitorial Services
Schedule D	Finish Work
Schedule D-1	Preliminary Plans
Schedule E	Rules and Regulations
Schedule F	Confirmation of Commencement Agreement

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Schedule G	Location of Reserved Parking Spaces
Schedule H	HVAC Specifications
Schedule I	Tenant’s Entry Signage
Schedule J	Form of Non-Disturbance Agreement
Schedule K	Prior Rights of Tenants
Schedule L	Form of Letter of Credit

Appendix I	Definitions
Appendix II	Exclusion from Landlord’s CAM Expenses

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LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is dated August 6, 2015 and is between 184 PROPERTY OWNER, LLC, a New Jersey limited liability company (“Landlord”), and BELLEROPHON THERAPEUTICS, INC. a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

(1)	Land:	Block 5, Lot 1.01 on the official tax map of Township of Warren, as more particularly described on Schedule A attached hereto.

(2)	Building:	184 Liberty Corner Road, Township of Warren, State of New Jersey

(3)	Premises:	21,845 rentable square feet on the third (3rd) floor of the Building, as shown on Schedule B attached hereto.

(4)	Term:	Seven (7) years and six (6) months.

(5)	Commencement Date	Defined in Section 2.2(b)

	Basic Rent Commencement Date	Means the Commencement Date, subject to extension pursuant to Section 2.2(f), if applicable.

	Adjustment Date	Means the one hundred eightieth (180th) day after the Basic Rent Commencement Date.

(6)	Termination Date:

The day immediately preceding the seventh (7th) anniversary of the Adjustment Date, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease or pursuant to law; provided, however, if Tenant exercises its extension option pursuant to Article 30, then the “Termination Date” shall be the day immediately preceding the twelfth (12th) anniversary of the Adjustment Date, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease or pursuant to law; and provided, further, if the day immediately preceding the seventh (7th) or twelfth (12th) anniversary of the Adjustment Date, whichever is applicable, is a day other than the last day of a calendar month, then the “Termination Date” shall be the last day of the calendar month in which such day occurs.

(7)	Basic Rent:

	Annual Rate Per	Annual Basic	Monthly Basic
Period of Term	Square Foot	Rent	Rent
Commencement Date through the
day immediately preceding the
Basic Rent Commencement Date	$0.00	$0.00	$0.00
(if such period exists pursuant to
Section 2.2(f) hereof):
Basic Rent Commencement Date
through the day immediately
preceding the first (1st)	$14.25	$311,291.25	$25,940.94
anniversary of the Basic Rent
Commencement Date.
First (1st) anniversary of the
Basic Rent Commencement Date
through the day immediately	$28.50	$622,582.50	$51,881.88
preceding the first (1st)
anniversary of the Adjustment
Date.
First (1st) anniversary of the
Adjustment Date through the day
immediately preceding the	$29.00	$633,505.00	$52,792.08
second (2nd) anniversary of the
Adjustment Date
Second (2nd) anniversary of the
Adjustment Date through the day
immediately preceding the third	$29.50	$644,427.50	$53,702.29
(3rd) anniversary of the
Adjustment Date
Third (3rd) anniversary of the
Adjustment Date through the day
immediately preceding the fourth	$30.00	$655,350.00	$54,612.50
(4th) anniversary of the
Adjustment Date
Fourth (4th) anniversary of the
Adjustment Date through the day
immediately preceding the fifth	$30.50	$666,272.50	$55,522.71
(5th) anniversary of the
Adjustment Date
Fifth (5th) anniversary of the
Adjustment Date through the day
immediately preceding the sixth	$31.00	$677,195.00	$56,432.92
(6th) anniversary of the
Adjustment Date
Sixth (6th) anniversary of the
Adjustment Date through the day	$31.50	$688,117.50	$57,343.13
immediately preceding the
seventh (7th) anniversary of the
Adjustment Date

(8)	Rentable Size of Building:	371,780 square feet.

(9)	Rentable Size of Premises:	21,845 square feet.

(10)	Tenant’s Proportionate Share:	5.88%

(11)	Base Period:	Calendar year 2016.

(12)	Parking Spaces:	Five (5) assigned and reserved parking spaces in the location shown on Schedule G.

Seventy one (71) unassigned parking spaces.

(13)	Security:	$450,000.00

(14)	Permitted Use:	Executive and Administrative offices and any lawfully permitted ancillary use.

(15)	Brokers	Lamington Properties, LLC and Cassidy Turley Commercial Real Estate Services, Inc., a Missouri Corporation, d/b/a DTZ

(16)	Enumeration of Schedules /	Schedules A, B, C, D, D-1, E, F, G, H, I, J and K
	Appendix:	Appendix I and Appendix II attached hereto are incorporated into this Lease.

(17)	Governing Law:	This Lease is governed by the laws of the State of New Jersey.

(19)	Landlord’s Notice Address:	184 Property Owner, LLC
c/o Normandy Real Estate Partners
53 Maple Avenue
Morristown, NJ 07960
Attention: Paul H. Teti

with a copy to:

184 Property Owner, LLC
c/o Normandy Real Estate Partners
53 Maple Avenue
Morristown, NJ 07960
Attention: Steven J. Cusma, Esq.

(20)	Tenant’s Notice Address:	Prior to the Commencement Date:

Bellerophon Therapeutics, Inc.

53 Frontage Road, Suite 301
Hampton, NJ 08827
Attention: General Counsel

From and after the Commencement Date:
At the Premises
Attention: General Counsel

ARTICLE 1

DEFINITIONS

1.1                       Capitalized Terms. Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.

ARTICLE 2

DEMISE, TERM

2.1                       Demise of Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon the terms and conditions set forth herein, the Premises for the Term. Landlord and Tenant hereby agree that for all purposes of this Lease, the Premises contains 21,845 rentable square feet. Subject to Landlord’s reasonable rules and regulations, Tenant and Tenant’s Visitors shall have the non-exclusive right to use the portions of the Common Areas (for the purposes that such portions of the Common Areas were intended and designed) which Landlord, from time to time, makes available for common use.

2.2                       Term.

(a)                                 Term: The Term of this Lease will commence on the Commencement Date and end on the Termination Date.

(b)                                 Commencement Date. The “Commencement Date” will be the earlier to occur of (i) the date Tenant takes occupancy of the Premises for the purposes of conducting its business, and (ii) five (5) days after Landlord notifies Tenant in writing that the Finish Work is Substantially Completed.

(c)                                  Substantial Completion. “Substantially Completed” or “Substantial Completion” means that (i) Landlord has completed the Finish Work in accordance with the Working Plans and in compliance with all applicable Legal Requirements including, without limitation, Americans with Disabilities Act of 1990, except for (x) minor details of construction that will not unreasonably interfere with Tenant’s use of the Premises (collectively, “Punch List Items”), and (y) any part of the Finish Work that is not completed due to any act or omission of Tenant or Tenant’s Visitors; and (ii) Landlord has obtained a valid temporary or permanent certificate of occupancy for the Premises or, alternatively, Landlord has completed all Finish Work necessary to entitle Landlord to the issuance of a temporary or permanent certificate of occupancy other than any Finish Work that is not completed due to any Tenant Delay. If the completion of the Finish Work is delayed due to any Tenant Delay, then the Commencement Date will be accelerated by the number of days of delay caused by such Tenant Delay.

(d)                                 Certificate of Occupancy. If, after the receipt of a certificate of occupancy for the Premises, a governmental authority issues a notice of violation with respect to the Finish Work and such notice of violation was not caused by, or does not arise out of, Tenant’s use or occupancy of the Premises, or any alterations, additions, improvements or other work performed by, or proposed to be performed by Tenant, or any other any act or omission of Tenant or Tenant’s Visitors, then Landlord shall, reasonably promptly after receipt of the notice of violation, correct the applicable elements of the Finish Work that gave rise to the notice of violation.

(e)                                  AS IS. Tenant acknowledges that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Property, Building or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Property, Building or the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their respective condition and agrees to take the same “AS IS”, except for the Finish Work which Landlord has agreed to complete pursuant to the terms of Section 2.6. and except for latent defects.

(f)                                   Abatement. (i) If the Commencement Date has not occurred on or before the First Abatement Date, then, provided no Event of Default is then occurring and subject to the provisions of this Section 2.2(e), the Basic Rent Commencement Date shall be automatically extended for a period equal to the number of days during the period commencing on the First Abatement Date and ending on the earlier to occur of (i) the day immediately preceding the Commencement Date or (ii) the day immediately preceding the Second Abatement Date (such period, the “First Abatement Period”). If the Commencement Date has not occurred on or before the Second Abatement Date, then, provided no Event of Default is then occurring and subject to the provisions of this Section 2.2(e), the Basic Rent Commencement Date shall be automatically extended for a period equal to two (2) times the number of days during the period commencing on the Second Abatement Date and ending on the day immediately preceding the Commencement Date (such period, the “Second Abatement Period”). As used herein, the term “First Abatement Date” means November 1, 2015 and the term “Second Abatement Date” means January 1, 2016; provided, however, the First Abatement Date and the Second Abatement Date shall each be automatically extended for a period equal to any delay in performing the Finish Work caused by Excusable Delays. If a Tenant Delay occurs during either the First Abatement Period or the Second Abatement Period, then, notwithstanding the foregoing, the Basic Rent Commencement Date shall not be extended on account of such Tenant Delay.

(ii)                                  If the Commencement Date has not occurred on or before the Termination Outside Date, then, provided no Event of Default is then occurring as of the Termination Outside Date, Tenant shall have the right to terminate this Lease by notice given to Landlord after the Termination Outside Date but no later than ten (10) days after the Termination Outside Date (and, in any event, prior to the Commencement Date), time being of the essence with respect to the giving of such termination notice. As of the giving of any such termination notice, this Lease shall terminate and neither party shall have any further obligations or liability hereunder, except that Landlord shall return any letter of credit delivered pursuant to Article 28. As used herein, the “Termination Outside Date” means April 1, 2016; provided, however, the Termination Outside Date shall be automatically extended for a period equal to any delay in performing the Finish Work caused by Excusable Delays. If Tenant does not elect to terminate this Lease by timely notice given to Landlord pursuant to the first sentence of this Section 2.2(e)(ii), then Tenant shall have no further right to terminate this Lease under this Section 2.2(e)(ii) and this Section 2.2(e)(ii) shall be null and void and of no further force or effect.

(iii)                               Other than the express remedies set forth in this Section 2.2(e), Landlord shall have no liability, including any liability for any loss, cost, expense, or damages (direct or consequential), with respect to the failure of the Commencement Date to occur on or before the First Abatement Date, the Second Abatement Date or the Termination Outside Date, as the case may be.

2.3                       Occupancy of Premises. Subject to Landlord’s warranty obligations under Section 3(e) of Schedule D, Tenant’s occupancy of the Premises will be deemed to conclusively establish that the Finish Work is Substantially Completed and that the Premises are in satisfactory condition as of the date of such occupancy unless, within thirty (30) days of such occupancy, Tenant delivers to Landlord a written notice specifically identifying all unsatisfactory conditions.

2.4                       Commencement Date Agreement. When the Commencement Date occurs, upon request from Landlord, Landlord and Tenant shall enter into an agreement in the form annexed hereto as Schedule F memorializing the Commencement Date, Basic Rent Commencement Date, the Adjustment Date and Termination Date of this Lease; provided, however, that the failure to do so shall not affect the Commencement Date, the Basic Rent Commencement Date, the Adjustment Date, the Termination Date or the validity of this Lease.

2.5                       Move-In Day. Tenant may move into the Premises at any time on or after the Commencement Date, upon the following terms and conditions: (i) Tenant shall notify Landlord as soon as possible as to the date and time of the scheduled move, and at least seventy-two (72) hours prior to the move date; (ii) Landlord must approve all moving arrangements, such approval not to be unreasonably withheld, delayed, denied or conditioned; (iii) the receiving area and service elevator are scheduled on a first come, first served basis; no unscheduled moves are permitted; (iv) all office moves and large deliveries shall be scheduled for weekends or after 6 p.m. Monday through Friday, excluding Building Holidays; (v) Tenant and Tenant’s moving contractor shall be responsible for supplying pads to protect the elevator cab interior and the Common Areas; masonite boards or similar material shall be used to cover all floor areas through which materials are to be moved; all floor coverings must be installed in such a manner as to avoid trip hazards or other unsafe conditions; (vi) the side and rear entrances are the only Building entrances permitted for moving and delivering purposes; (vii) Tenant shall provide to Landlord a certificate of insurance from its moving contractor in the form reasonably required by Landlord prior to the move; no moving work shall commence unless such certificates of insurance have been provided; (viii) Tenant and its moving contractor shall be responsible for any damage to the Property and the Building, its contents and appurtenances, caused by the moving contractor or by its employees or subcontractors; (ix) Tenant or Tenant’s moving contractor shall promptly report to Landlord any electrical problems or equipment breakdowns that occur during the move and may affect Building operations; (x) Tenant and its moving contractor shall be responsible for removing all trash, packing cartons and other materials associated with the move; all such material shall be removed from the Property and may not be deposited into the Building trash compactors; (xi) the blocking of any fire corridor, exit door, elevator, lobby, or hallway, and the parking of vehicles in fire lanes is prohibited; all improperly parked or unauthorized vehicles will be towed from the Property without notice to the owner at the owner’s expense; (xii) the employees and subcontractors of Tenant’s moving contractor shall be restricted to the areas of the move and the loading docks, and shall use the lobby level restrooms only; the discovery of any of the moving contractor’s personnel or subcontractor’s personnel in any other area of the Building will result in the suspension of the move; (xiii) additional security personnel may be required by Landlord to supervise the move, at Tenant’s expense; and (xiv) prior to the commencement of any move, both Tenant and its moving contractor shall execute Landlord’s moving guidelines to evidence their respective agreement with the foregoing. If applicable, Landlord shall attempt to provide one (1) elevator for Tenant’s exclusive use during Tenant’s move. Subject to Section 14.2, Tenant shall be responsible for any damage to the Premises, Property and the Building, its contents and appurtenances, caused by the moving contractor or by its employees or subcontractors.

2.6                       Finish Work. Landlord shall construct the Finish Work in the manner and as provided in Schedule D attached hereto.

2.7                       Incentives Contingency. (a) Landlord and Tenant hereby acknowledge and agree that, subject to this Section 2.7, this Lease is contingent upon Tenant obtaining the EDA Incentives prior to the expiration of the EDA Incentives Period. The term “EDA Incentives” as used herein means an annual tax credit issued to Tenant by the New Jersey Economic Development Authority under its Grow NJ Assistance Program for a period of up ten (10) years in an amount to be determined by the New Jersey Economic Development Authority.

(b)                                 Promptly after the date of this Lease, Tenant shall proceed, diligently, in good faith and in accordance with Legal Requirements, to obtain the EDA Incentives. If the EDA Incentives are obtained during the EDA Incentives Period, (i) the contingency contained in this Section 2.7 shall automatically be deemed to be satisfied, and (ii) Tenant shall have no right to terminate this Lease as of the date it receives the EDA Incentives. Tenant shall keep Landlord apprised with respect to the status of Tenant’s pursuit of the EDA Incentives, including, without limitation, (A) upon request from Landlord, advising Landlord in writing of the status of Tenant’s pursuit of the EDA Incentives and the steps Tenant is taking (and has taken) in pursuant of the EDA Incentives (B) providing Landlord with a copy of all applications, notices, correspondence and other materials submitted to or received by any governmental entity in connection with the EDA Incentives, and (C) advising Landlord of the date, time and place of any meetings and/or hearings with the any governmental authority having jurisdiction over the EDA Incentives at least five (5) Business Days prior to such meeting or hearing, as applicable. If the EDA Incentives have not been obtained by the close of business on the last day of the EDA Incentives Period, then Tenant shall have the right, by notice given to Landlord before the close of business on the last day of the EDA Incentives Period (time being of the essence with respect to the giving of such notice), to elect to terminate this Lease. If Tenant fails to timely give to Landlord Tenant’s termination notice, Tenant shall be deemed to have elected to waive its right to terminate this Lease on account of its failure to obtain the EDA Incentives prior to the expiration of the EDA Incentives Period. If Tenant receives the EDA Incentives or the EDA Incentives Period expires without Tenant exercising its right to terminate this Lease, within five (5) days after request from Landlord, Landlord and Tenant shall enter into an agreement memorializing that Tenant’s terminate right and that this Section 2.7 are null and void and of no further force or effect.

(c)                                  If Tenant elects to terminate this Lease under Section 2.7(b), then (i) this Lease shall be deemed terminated as of the date on which Landlord receives such notice (the “Early Termination Date”), (ii) if Tenant is in possession of the Premises, Tenant shall surrender possession of the Premises to Landlord on or before the Early Termination Date as fully and completely as if the Early Termination Date had been definitively fixed herein as the Termination Date with respect to the Lease, and (iii) promptly following the Early Termination Date, Landlord shall return to Tenant any amounts previously paid by Tenant on account of the Basic Rent unless Landlord is otherwise permitted to retain such amounts. Tenant acknowledges and agrees that its termination right shall be its sole remedy in the event Tenant fails to obtain the EDA Incentives on or before the close of business on the last day of the EDA Incentives Period, and that Landlord shall not be liable to Tenant for any costs, expenses or damages (consequential or otherwise) incurred by Tenant as a result of Tenant’s failure to obtain the EDA Incentives on or before the close of business on the last day of the EDA Incentives Period.

(d)                                 Tenant shall pursue the EDA Incentives at its sole cost and expense and shall be responsible for, and shall timely pay, all costs in connection with the EDA Incentives, including without limitation, all application fees, application escrows, disbursements, and the fees and disbursements of any attorney and/or consultants retained by Tenant in connection with the EDA Incentives.

ARTICLE 3

BASIC RENT; ADDITIONAL RENT

3.1                       Basic Rent. Tenant shall pay the Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance, on the Basic Rent Payment Dates, commencing on the Basic Rent Commencement Date, except that Tenant shall pay the first installment of Basic Rent upon Tenant’s execution and delivery of this Lease. If the Basic Rent Commencement Date is not a Basic Rent Payment Date, the Basic Rent for the month in which the Basic Rent Commencement Date occurs will be prorated and Tenant shall pay such prorated amount to Landlord on the Basic Rent Commencement Date.

3.2                       Additional Rent. In addition to the Basic Rent, Tenant shall pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Lease.

3.3                       Late Charge. If any installment of Basic Rent or Additional Rent is not paid within ten (10) days of when due, Tenant shall pay to Landlord, on demand, a late charge equal to five percent (5%) of the amount unpaid. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Basic Rent or Additional Rent that are not paid within fifteen (15) days after the date when due, will bear interest at the lesser of: (i) six percent (6%) over the Prime Rate, or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant upon demand by Landlord.

3.4                       Prorating Rent. If any Lease Year consists of a period of less than twelve (12) full calendar months, payments of Basic Rent and Additional Rent, will be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided.

3.5                       No Abatement or Set-off. Except as herein provided, Tenant shall pay to Landlord, at Landlord’s address for notices hereunder, or such other place as Landlord may from time to time designate in writing, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent, and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, this Lease will not terminate, nor will Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor will the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder are separate and independent covenants and agreements.

3.6                       Invoices. If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such statements will not affect Tenant’s obligation to pay Basic Rent and the Additional Rent set forth in Sections 4.3 and 5.3, all of which are due and payable on the Basic Rent Payment Dates.

ARTICLE 4

REAL ESTATE TAXES

4.1                       Taxes. Tenant shall pay to Landlord Tenant’s Proportionate Share of the amount by which the Taxes for any Lease Year during the Term exceed the Base Taxes; provided, however, that if any special assessments may be paid in installments, Landlord may elect to pay same over the longest period allowed by law. Tenant’s Proportionate Share of the Taxes for less than a full Lease Year will be prorated.

4.2                       Landlord’s Tax Statement. As soon as reasonably possible after the first day of the Lease Year following the Lease Year in which the Base Period occurs and thereafter as soon as reasonably practical after the end of each succeeding Lease Year, Landlord shall determine or estimate the amount by which the Taxes for the Lease Year in question will exceed the Base Taxes (the “Projected Taxes”) and shall submit such information to Tenant in a written statement (“Landlord’s Tax Statement”). Landlord shall use reasonable efforts to issue Landlord’s Tax Statement within one hundred twenty (120) days following the end of each Lease Year. Subject to Section 29.3, Landlord’s failure to render Landlord’s Tax Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Tax Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Tax

Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Tax Statement for the applicable Lease Year.

4.3                       Monthly Tax Payment. Commencing on the first Basic Rent Payment Date following the submission of Landlord’s Tax Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord’s Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.1, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Projected Taxes for such Lease Year. Tenant’s first Monthly Tax Payment after receipt of Landlord’s Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.1 for such Lease Year. From time to time during any Lease Year, Landlord may revise the Landlord’s Tax Statement and adjust Tenant’s Monthly Tax Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Tax Payments theretofore made on account of its obligation under Section 4.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 4.3.

4.4                       Reconciliation. Landlord shall deliver to Tenant within one hundred twenty (120) days after the end of each Lease Year, Landlord’s final determination of the amount by which the Taxes for the Lease Year in question exceed the Base Taxes and shall submit such information to Tenant in a written statement (“Landlord’s Final Tax Statement”). Section 29.3 of this Lease shall apply to Landlord’s delivery of Landlord’s Final Tax Statement. Upon request from Tenant after Tenant’s receipt of Landlord’s Final Tax Statement, Landlord shall provide Tenant with a copy of the applicable tax bill (or other reasonable evidence of the amount of the Taxes) for the applicable Lease Year. Each Landlord’s Final Tax Statement must reconcile the payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the amount by which actual Taxes imposed for the period covered thereby exceed Base Taxes. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant’s receipt of Landlord’s Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 4. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant’s receipt of Landlord’s Final Tax Statement; provided, however, that, if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

4.5                       Refund of Taxes. Landlord will have the right, but not the obligation, to seek to obtain a lowering of the assessed valuation of the Property. Landlord may employ whatever individuals and firms Landlord, in its sole judgment, deems necessary to undertake such endeavor. Tenant shall reasonably cooperate with Landlord and its representatives in all such endeavors. If Landlord receives a refund of Taxes in respect of a Lease Year and if Tenant paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall first deduct from such tax refund such actual and documented third party out-of-pocket expenses, including, but not limited to, reasonable attorneys fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant’s Proportionate Share of such refund against the next accruing monthly installment(s) of Additional Rent, or if the Term has expired, Landlord shall pay to Tenant Tenant’s Proportionate Share of such refund within twenty (20) days after receipt thereof by Landlord; provided, however, that (i) if the Term terminated as a result of a default by Tenant, Landlord will have the right to retain Tenant’s Proportionate Share of the refund to the extent Tenant owes Landlord any Basic Rent or Additional Rent, and (ii) Tenant’s Proportionate Share of such refund will in no event exceed the amount of Additional Rent actually paid by Tenant on account of the Taxes for the Lease Year in question. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or any Taxes, to the extent not offset by a tax refund, will, for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder, be included as an item of Taxes for the tax year in which such contest is finally determined. Notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to contest or appeal the validity of any Taxes or the assessed valuation of the Property.

4.6                       Payment Pending Appeal. While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Tenant’s Proportionate Share of Taxes will be based upon the original assessments for such year.

4.7                       Taxes on Tenant’s Improvements. Tenant shall also pay to Landlord, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Property or any part thereof which are attributable to additions or improvements in, on or about the Premises made by or on behalf of Tenant (but excluding the Finish Work) or which in whole or in part belong to Tenant.

4.8                       Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, will survive the Termination Date.

4.9                       Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Tax Statement.

4.10                Rent Tax. If an excise, transaction, sales, or privilege tax or other tax or imposition (other than Federal, state or local income or estate taxes) is levied or assessed against Landlord or the Property on account of or measured by, in whole or in part, the Basic Rent and/or Additional Rent expressly reserved hereunder as a substitute for or in addition to, in whole or in part, Taxes or if any assessments and/or taxes are levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business, then Tenant shall pay to Landlord upon demand: (i) the amount of such excise, transaction, sales or privilege tax or other tax or imposition lawfully assessed or imposed as a result of Landlord’s interests in this Lease or of the Basic Rent and/or Additional Rent accruing under this Lease; and (ii) the amount of any assessments and/or taxes levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business in the Property.

ARTICLE 5

OPERATING EXPENSES

5.1                               Operating Expenses.

(a)                                 The Landlord’s CAM Expenses and the Insurance Expenses are collectively referred to as “Landlord’s Operating Expenses” and shall be determined and paid in accordance with the provisions of this Article 5.

(b)                                 Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which Landlord’s CAM Expenses for any Lease Year during the Term exceeds the Base CAM Expenses. Tenant’s Proportionate Share of Landlord’s CAM Expenses for less than a full Lease Year will be prorated.

(c)                                  Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which the Insurance Expenses for any Lease Year during the Term exceeds the Base Insurance Expenses. Tenant’s Proportionate Share of the Insurance Expenses for less than a full Lease Year will be prorated.

5.2                       Landlord’s Expense Statement. As soon as reasonably possible after the first day of the Lease Year following the Lease Year in which the Base Period occurs and thereafter as soon as practical after each succeeding Lease Year during the Term, Landlord shall determine or estimate the amount by which Landlord’s Operating Expenses for the Lease Year in question will exceed the Base Operating Expenses (“Landlord’s Estimated Operating Expenses”) and shall submit such information to Tenant in a written statement (“Landlord’s Expense Statement”). Landlord shall use reasonable efforts to issue Landlord’s Expense Statement within one hundred twenty (120) days following the end of each Lease Year. Subject to Section 29.3, Landlord’s failure to render Landlord’s Expense Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Expense Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Expense Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Expense Statement for the applicable Lease Year.

5.3                       Monthly Expense Payment. Commencing on the first Basic Rent Payment Date following the submission of Landlord’s Expense Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord’s Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 5.1, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s Estimated Operating Expenses for such Lease Year. Tenant’s first Monthly Expense Payment after receipt of Landlord’s Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 5.1 for such Lease Year. From time to time during any Lease Year, Landlord may revise the Landlord’s Expense Statement and adjust Tenant’s Monthly Expense Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Expense

Payments theretofore made on account of its obligation under Section 5.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3.

5.4                       Reconciliation. Landlord shall deliver to Tenant, within one hundred twenty (120) days after the end of each Lease Year, Landlord’s final determination of the amount by which the Landlord’s Operating Expenses for the Lease Year in question exceed the Base Operating Expenses and shall submit such information to Tenant in a written statement (the “Annual Expense Reconciliation”). Section 29.3 of this Lease shall apply to Landlord’s delivery of the Annual Expense Reconciliation. Each Annual Expense Reconciliation shall be a reasonably detailed statement containing a comparison of the Base Operating Expenses and the Landlord’s Operating Expenses for the applicable Lease Year and shall reconcile the aggregate of all Monthly Expense Payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the amount by which actual Landlord’s Operating Expenses for the period covered thereby exceed Base Operating Expenses. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant’s receipt of the Annual Expense Reconciliation; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant’s receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

5.5                       Audit. For ninety (90) days following Landlord’s delivery to Tenant of the Annual Expense Reconciliation, Tenant will have the right, during normal business hours and upon no less than five (5) days prior written notice to Landlord, to examine Landlord’s books and records for the purpose of confirming Landlord’s Operating Expenses and Taxes have been incurred and paid and to confirm the accuracy of the Annual Expense Reconciliation. Tenant will be deemed to have accepted the Annual Expense Reconciliation unless, within thirty (30) days after Tenant’s examination of Landlord’s books and records, Tenant delivers an objection notice to Landlord specifying in reasonable detail why Tenant believes such Annual Expense Reconciliation is incorrect. Notwithstanding anything to the contrary contained in this Section 5.5, Tenant will not be permitted to examine Landlord’s books and records or to dispute any Annual Expense Reconciliation unless (i) Tenant has paid to Landlord all amounts due as shown on such Annual Expense Reconciliation, and (ii) Tenant has signed a confidentiality agreement reasonably acceptable to Landlord. Tenant shall not engage the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing Landlord’s books and records.

5.6                       Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 5 result in a decrease in Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to this Article 5 will survive the Termination Date.

5.7                       Operating Expenses With Respect to Tenant. Tenant shall also pay to Landlord, as Additional Rent, within twenty (20) days after Tenant’s receipt of demand therefor, the amount of any increase in Landlord’s Operating Expenses which is attributable to Tenant’s particular use or manner of use of the Premises (as opposed to office use generally) or to any additions, improvements or alterations to the Premises made by or on behalf of Tenant (excluding the Finish Work), which demand shall include reasonable evidence that such increase was attributable to the foregoing.

5.8                       Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Expense Statement.

ARTICLE 6

ELECTRICITY

6.1                       Cost of Electricity. The electricity consumed in the Premises will be measured by direct meters, submeters, check meters or other measuring devices which Landlord shall cause to be installed prior to the Commencement Date as part of the Finish Work. If direct meters are installed, Tenant shall be responsible for payment of all charges directly to the utility company, such charges to include, without limitation, usage charges, installation charges, meter reading charges and demand factors. If submeters or check meters are installed, from and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after receipt of Landlord’s bill therefor, an amount equal to the average actual cost of electrical service per kwh payable by Landlord for the Building times Tenant’s consumption in the Premises as shown on said meter(s) plus an administrative fee for such reading and any tax in connection with the resale of electricity by Landlord to Tenant. Landlord shall include in Landlord’s CAM Expenses the cost to read the submeters or check meters. Bills for such electrical usage shall be rendered by Landlord at such times as Landlord may elect and the amounts shown on such bills shall be paid by Tenant as Additional Rent within ten (10) days after receipt of such bills; provided, however, Landlord shall not render a bill for electric charges to Tenant that reflects electric charges that were incurred by Tenant more than one (1) year prior to the date the bill was rendered. Landlord shall be responsible for maintaining and repairing the submeters. During any period in which any submeters may be non-operational, Landlord shall have the right to determine Tenant’s consumption of electricity by other reasonable means, including determinations on the basis of prior submeter readings or determinations based on a survey conducted by a reputable third party engineer selected by Landlord.

6.2                       Tenant Not To Exceed Capacity. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent, connect any fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system of the Premises. Any changes requested by Tenant shall be subject to Section 7.4 hereof.

6.3                       Common Area Energy. From and after the Commencement Date, Tenant shall pay Landlord, within ten (10) days after delivery of a bill therefor, Tenant’s Proportionate Share of the cost of the gas and electricity to operate the air cooling, heat and ventilation systems and any other systems of the Building (other than supplemental air cooling, heat and ventilation systems serving leasable space in the Building) and the cost of the gas and electricity consumed in the Common Areas.

6.4                       Utility Deregulation. If permitted by law, Landlord will have the right to choose the service providers that deliver electricity to the Premises. Tenant shall cooperate with Landlord and such service providers, including granting reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. If the law prohibits Landlord from choosing the service providers that deliver electricity to the Premises, then Tenant’s choice of such service providers is subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed, conditioned or denied and no such service provider will be permitted to deliver service to or otherwise affect the Building’s electric system without such consent.

6.5                       Landlord Not Liable. Except as provided in Section 9.10 below, Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service or any cessation or interruption of the supply of electricity to the Premises.

ARTICLE 7

MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES

7.1                       Tenant’s Maintenance. Tenant shall, at its sole cost and expense, keep the Premises in good order and condition (except for ordinary wear and tear and damage from casualty) and, except as provided in Section 7.2, shall make all non-structural repairs, alterations, renewals and replacements and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition. Except as expressly provided in this Lease, Landlord will not be obligated to maintain, alter or repair the Premises. All repairs made by Tenant must be at least equal in quality to the original work.

7.2                       Landlord’s Repairs. Landlord shall promptly make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls, the exterior windows and the roof of the Building, all mechanical, electrical, plumbing, HVAC systems within the Building (other than supplemental HVAC units and the duct distribution systems within the Premises) and Common Areas; provided, however, subject to Section 14.2 hereof, that if such repairs and replacements (including repairs and replacements with respect to the Property) are necessitated by the intentional acts or negligence of Tenant or Tenant’s Visitors, then Tenant shall reimburse Landlord, upon demand, for the reasonable cost thereof. The costs and expenses incurred by Landlord in connection with such repairs and replacements will be included in Landlord’s Operating Expenses to the extent permitted by the terms of this Lease. All repairs or maintenance required to be performed by Landlord hereunder shall be completed in compliance with all applicable Legal Requirements.

7.3                       Requirements for Tenant’s Maintenance. All maintenance and repair, and each addition, improvement or alteration, performed by on behalf of Tenant must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal

Requirements and Insurance Requirements, (b) completed free and clear of all Liens, and (c) performed in a manner and by contractors reasonably approved by Landlord to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

7.4                               Permitted Alterations. (a) Provided an Event of Default does not exist, Tenant may, upon prior written notice to Landlord and submission to Landlord of plans and specifications therefor, make interior, non-structural additions, improvements or alterations to the Premises having an aggregate cost not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate per Lease Year, so long as the same do not (i) require a building permit, (ii) affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, (iii) affect the outside appearance of the Building, (iv) affect the roof of the Building, or (v) affect any structural element of the Building.

(b)                                 Landlord’s Consent to Alterations. Tenant shall not make any addition, improvement or alteration outside the Premises or to the Land or Building. In addition, Tenant shall not make any addition, improvement or alteration of the Premises having an aggregate cost in excess of $50,000.00 per Lease Year or (i) requiring a building permit, (ii) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or (iii) affecting the outside appearance of the Building, the roof of the Building, the ingress to or the egress from the Premises and/or any structural element of the Building (such work, “Major Work”), unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which approval will be at Landlord’s sole and absolute discretion). Tenant shall reimburse Landlord, upon demand, for its actual and documented third party costs for reviewing any plans for the Major Work.

(c)                                  Contractors for Major Work. Notwithstanding anything contained in the Lease to the contrary, Landlord reserves the right to require Tenant to use Landlord’s designated engineers and contractors in connection with any Major Work.

(d)                                 Completion. Upon the completion of any Major Work, Tenant shall deliver to Landlord “as-built” plans for such Major Work in a form reasonably satisfactory to Landlord (i.e., in CAD form or such other electronic form as is then customary), and certificates of occupancy as required by Legal Requirements (if applicable).

7.5                       Surrender of Alterations. (a) Subject to the provisions of this Section 7.5, each addition, improvement and alteration to the Premises (each a “Tenant Improvement”) will, upon installation, become the property of Landlord and be deemed to be a part of the Premises unless, Landlord, by written notice given to Tenant at least thirty (30) days prior to the Termination Date, elects to relinquish Landlord’s right thereto. If Landlord elects to relinquish Landlord’s right to any Tenant Improvement, Tenant shall remove said Tenant Improvement, shall promptly repair any damage to the Premises or the Building caused by said removal and shall restore the Premises and the Building to substantially the condition existing prior to the installation of said Tenant Improvement; all such work shall be done prior to the Termination Date and in accordance with the provisions of this Lease. Notwithstanding anything to the contrary contained herein, if at the time Tenant submits to Landlord any request for approval of any Tenant Improvement, Tenant also requests in writing that Landlord advise as to whether Tenant will be required to remove the Tenant Improvement prior to the end of the Term (which request shall specifically reference this Section 7.5(a)), then, if Landlord approves the Tenant Improvement, Landlord shall notify Tenant simultaneously with the approval notification as to whether or not Landlord will require Tenant to remove the Tenant Improvement.

(b)                                 Removal of Improvements. Tenant may install in, and remove from, the Premises any trade fixtures, equipment, machinery and personal property belonging to Tenant (such trade fixtures, equipment, machinery and personal property will not become the property of Landlord), provided that (i) Tenant shall repair all damage caused by such installation or removal; (ii) except as set forth in Article 35 hereof, Tenant shall not install any equipment, machinery or other items on the roof of the Building or make any openings in the roof; and (iii) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Premises that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Premises.

ARTICLE 8

USE OF PREMISES

8.1                               Permitted Use. Tenant shall not use or permit the use of the Premises for any purpose other than the Permitted Use specified in the Basic Lease Provisions. Landlord represents that Tenant’s Permitted Use does not violate any use restrictions or exclusive rights held by any other tenants in the Building.

8.2                               Prohibited Uses. Tenant shall not use or permit the use of the Premises in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, (b) is reasonably likely to overload the electrical or mechanical systems of the Building or exceed the design criteria, the structural integrity, character or appearance of the Building, (c) in the reasonable judgment of Landlord, is reasonably likely to impair or interfere with the proper and economic heating or air conditioning of the Building; or (d) in the reasonable judgment of Landlord, is reasonably likely to interfere with the use or occupancy of any portion of the Building outside of the Premises by Landlord or any other tenant or occupant of the Building.

8.3                               Dispensing Food. Landlord consents to Tenant’s use of a kitchen area(s) within the Premises for the preparation and serving of food and beverages and the use of any ice machine, refrigerator, coffee machines and microwave, in each case, in a manner consistent with pantry areas used in multi-tenanted first class office buildings in northern New Jersey.

8.4                               Parking. (a) Subject to the terms of this Section 8.4, provided an Event of Default does not exist, Tenant will have the right during the Term of this Lease (i) to park up to seventy one (71) cars in the parking area of the Property on a non-exclusive and non-reserved basis and (ii) to park five (5) cars in the parking spaces designated on Schedule G on a reserved and exclusive basis. Any of the following actions by Tenant and/or Tenant’s Visitors, which are not promptly remedied after notice, will be deemed a material default under this Lease: (i) the use of more parking spaces than that Tenant is permitted to use under this Section 8.4; (ii) parking in spaces designated for the exclusive use of other parties, (iii) parking outside of marked parking spaces, (iv) the maintenance, repair or cleaning of any vehicle in the parking area, and (v) the violation of any other parking rules and regulations promulgated by Landlord and notice of which have been provided to Tenant. If the number of parking spaces in the parking area of the Property is reduced by circumstances beyond the reasonable control of Landlord, the number of spaces indicated in the Basic Lease Provisions will be reduced proportionately.

(b)                                 Landlord will have no liability for any damage to vehicles on the Property or for any loss of property from within such vehicles, or for any injury suffered by Tenant’s employees or Tenant’s Visitors, except to the extent such loss, damage or injury is caused solely by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. Tenant shall advise its employees, Tenant’s Visitors, and any subtenant’s employees of the requirements of this Section 8.4 and Tenant shall be responsible for compliance by such parties with such requirements. If Tenant or Tenant’s Visitors park illegally or in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking or otherwise violate any parking rules and regulations promulgated by Landlord, then Landlord may, at Tenant’s sole cost and expense, tow such vehicles away from the Property and/or attach violation notices to such vehicles. Any amount due from Tenant pursuant to this Article will be deemed Additional Rent and Tenant shall pay such amounts to Landlord upon demand. Landlord reserves the right, from time to time, to assign and re-assign to Tenant and other tenants of the Building specific parking spaces, and Tenant agrees to be bound thereby. Nothing contained herein shall be deemed to impose any obligation on Landlord to police the parking area.

8.5                       Permits, Licenses and Authorizations. Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant’s business at the Premises.

ARTICLE 9

LANDLORD’S SERVICES

9.1                       Landlord’s Services. Provided Tenant is not in default under any of the provisions of this Lease beyond applicable notice and cure periods provided herein, Landlord shall furnish to Tenant the services set forth in this Article 9 (the “Building Services”). Tenant acknowledges that Landlord is required to furnish air cooling, heat and ventilation services (collectively, “HVAC Services”) during Building Hours; provided, however, Landlord shall only be obligated to provide HVAC Services during Building Hours on a Saturday if Tenant requests such HVAC Services by notice prior to 12:00 PM on the on the last Business Day preceding such Saturday, it being understood that there shall be no Extra Hours Charge for HVAC Services provided on a Saturday during Building Hours. If Tenant desires HVAC Services outside Building Hours (such period referred to herein as “Extra Hours”), Landlord will provide HVAC Services to Tenant during such Extra Hours provided that: (i) Tenant pays to Landlord a special charge (“Extra Hours Charge”), and (ii) Tenant’s request for Extra Hours HVAC Services is received by Landlord prior to 12:00 PM on the day for which such Extra Hours HVAC Services are requested, unless such day is a Saturday, Sunday or Building Holiday, in which case such request must be received prior to 12:00 PM on the last Business Day preceding such Saturday, Sunday or Building Holiday. The Extra Hours Charge will be a standard hourly rate determined by Landlord from time to time. Without limiting Landlord’s right to increase its charge for Extra

Hours HVAC Services, the initial Extra Hours Charge will be $75.00 per hour per zone and is subject to a minimum two (2) hour billing period. Tenant shall pay the Extra Hours Charge to Landlord within fifteen (15) days after receipt of a statement therefor.

9.2                       Elevators. Tenant will have the nonexclusive right to use passenger elevators in the Building, if applicable, to obtain access to the Premises at all times, except during reasonable closures for breakdowns, repairs, or maintenance. Landlord will have no liability for any such closures. If the Building has a freight elevator, Tenant may use it only during times reasonably approved in advance by Landlord.

9.3                       Heating and Air Cooling. Landlord shall furnish heat when and as required by law and air cooling during Building Hours when, in the reasonable judgment of Landlord, it is required for the comfortable occupancy of the Premises. The HVAC equipment shall be capable of satisfying the standards set forth on Schedule H. Landlord shall provide ventilation for the Premises during Building Hours. Tenant shall cooperate fully with Landlord and abide by all regulations and requirements that Landlord reasonably prescribes for the proper functioning and protection of its heating, air cooling and ventilation systems. Tenant shall not construct any partitions or other obstructions that interfere with Landlord’s access to Landlord’s mechanical installations, including, but not limited to, air cooling, fans, ventilating and machine rooms and electrical closets, and ceiling and plenum installations. Tenant, its agents, employees and contractors shall not enter any enclosures containing Landlord’s mechanical installations or tamper, adjust, touch or otherwise affect such mechanical installations. Tenant shall keep all windows in the Premises closed when the air cooling system is in operation.

9.4                       Water. Landlord shall furnish adequate hot and cold water at standard Building temperatures to the Building for drinking, lavatory and cleaning purposes, the cost of which shall be included in Landlord’s CAM Expenses.

9.5                       Common Area Maintenance. At all times during the Term, Landlord shall furnish electrical lighting, air cooling, heat and ventilation to the Common Areas, the cost of which shall be paid in accordance with Section 6.4. In addition, during the Term Landlord shall be responsible to maintain the Common Areas of the Building in good order and condition and shall be responsible for janitorial service to, and maintenance, repair and replacements of, the Common Areas, the cost of which shall be included in Landlord’s CAM Expenses.

9.6                       Signage. At Tenant’s request, Landlord shall include Tenant’s name in the main Building directory. Tenant shall promptly reimburse Landlord for the cost of any changes made to such listing at Tenant’s request. Subject to Landlord’s reasonable approval, Tenant shall have the right to install Tenant’s standard sign, incorporating Tenant’s standard corporate fonts, colors and logos, on or about the entrance doors to the Premises; provided, however, Landlord shall not withhold its approval for the design of the entry sign provided the design is substantially consistent with the design shown on Schedule I annexed hereto.

9.7                       Office Cleaning. (a) (i) Landlord shall provide the janitorial services described on Schedule C attached hereto (“Janitorial Services”), provided the Premises are kept in reasonable order by Tenant. Janitorial Services will not be provided on Saturdays, Sundays or Building Holidays. Landlord will not be obligated to furnish Janitorial Services during any period in which Tenant is in default of any of its obligations under this Lease after notice and expiration of any applicable cure period.

(ii)                                  All janitorial personnel permitted to enter the Premises shall have had a criminal conviction background check performed with respect to such person. After Landlord performs, or causes to be performed, or obtains a criminal background check on a particular janitorial personnel, Landlord shall have no further obligation to perform, or cause to be performed, or obtain a background check against such person or to update or supplement such background check. No janitorial personnel shall be permitted to enter the Premises if the criminal background check for such person discloses that such person was convicted of a felony or any crime relating to theft, fraud, dishonesty or misappropriation of funds.

(b)                                 Special Cleaning Services. If Tenant requests special or more frequent cleaning and janitorial services (“Special Cleaning Services”), Landlord may, upon reasonable advance notice by Tenant, elect to furnish such Special Cleaning Services and Tenant shall pay to Landlord, within ten (10) days of being billed therefor, Landlord’s charge for providing such Special Cleaning Services. Special Cleaning Services include, but are not limited to the following: (i) cleaning of permitted eating facilities (if any), including the removal of garbage therefrom, (ii) cleaning of computer centers, including peripheral areas, (iii) cleaning of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms (if any), (iv) cleaning of areas of special security, such as storage units, (v) consumable supplies for private toilet rooms, (vi) cleaning of light fixtures, (vii) cleaning or shampooing of carpeting and the cleaning, waxing, refinishing and buffing of non-carpeted areas, (viii) stain removal, (ix) painting, (x) removal of any refuse in excess of the amount ordinarily accumulated in routine office occupancy, as determined by Landlord.

(c)                                  Performance of Janitorial Services. Tenant shall grant Landlord’s cleaning personnel and contractors access to the Premises from and after 5:30 PM on weekdays and at any time on Saturdays, Sundays and Building Holidays for the purpose of performing the Janitorial Services. Tenant shall not hinder the performance of the Janitorial Services and, if Tenant does hinder the performance of the Janitorial Services, Landlord will have no liability to Tenant on account thereof. Tenant shall supply adequate waste receptacles, cabinets and bookcases to prevent unreasonable hardship to Landlord in discharging its obligations regarding Janitorial Services. If any Legal Requirement requires trash to be separated into different components before carting (e.g., office paper, computer paper, newspaper, cans and bottles), Tenant shall comply with such requirements and shall supply adequate receptacles for each such component at Tenant’s sole expense.

9.8                               Telecommunications. Subject to the Rules and Regulations of Landlord and any applicable telecommunications provider, Tenant will have access to the existing telecommunications system in the Building, if any. Tenant hereby acknowledges that the telecommunications system has been installed and is operated by a third-party provider, not Landlord. Landlord makes no representations or warranties with respect to the telecommunications system. Tenant acknowledges that telecommunications service may be suspended or reduced by reason of repairs, alterations, improvements, accidents, or other causes beyond the reasonable control of Landlord. Any such interruption or suspension of services will not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor render Landlord liable to Tenant for damages by abatement of rent or otherwise, nor relieve Tenant of any of its obligations under this Lease. Tenant shall contract directly with the company providing telecommunications services to the Premises. Tenant shall pay all charges for telecommunications services before any interest or penalties are added thereto and shall furnish to Landlord, upon request, satisfactory proof of payment.

9.9                               Interruption of Services. Landlord reserves the right to suspend the Building Services on account of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, acts of God, riot, war, terrorism, interference by civil or military authorities, or any other cause beyond Landlord’s control or for emergency, inspection, cleaning, repairs, replacement, alterations or improvements that Landlord reasonably deems desirable or necessary. Landlord shall use reasonable efforts to restore any Building Services suspended pursuant to this Section 9.9. Landlord will not be liable to Tenant for any costs, expenses or damages incurred by Tenant as a result of any failure to furnish any Building Services and such failure will not (i) be construed as a constructive eviction or eviction of Tenant, (ii) excuse Tenant from the performance of any of its obligations hereunder, or (iii) entitle Tenant to any abatement or offset against Basic Rent or Additional Rent except as provided in Section 9.10 below. In addition, no deduction from Basic Rent or Additional Rent will be permitted on account of any Building Services used by Tenant.

9.10                        Abatement. Notwithstanding anything to the contrary contained in this Lease, if, as a result of the negligent acts or willful misconduct of Landlord or Landlord’s employees, contractors, or agents, (i) there is a cessation or interruption in the supply of electricity to the Premises or any other utility service to the Premises and (ii) as a result of the cessation or interruption Tenant is unable to use, and actually ceases using, all or any material part of the Premises for the conduct of its business for five (5) or more consecutive Business Days after Tenant gives Landlord notice of the cessation or interruption, then the Basic Rent and Additional Rent shall be equitably abated during the period from the sixth (6th) consecutive Business Day to the earlier to occur of (x) the date on which such cessation or interruption ceases or (y) the date on which Tenant resumes using the Premises or the affected portion of the Premises for the conduct of business.

9.11                        Energy Conservation. Landlord and Tenant shall comply with all mandatory and voluntary energy conservation controls and requirements imposed or instituted by the federal, state or local governments and applicable to office buildings, or as may be reasonably required to operate the Building as an office building comparable to equivalent facilities in the county in which the Property is located. These controls and requirements may include, without being limited to, controls on the permitted range of temperature settings in office buildings and curtailment of the volume of energy consumed or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with such controls and requirements will be suspended for the duration of such controls and requirements. Compliance with such controls and requirements will not be considered an eviction, actual or constructive, of Tenant from the Premises and will not entitle Tenant to terminate this Lease or to an abatement of any Basic Rent or Additional Rent.

ARTICLE 10

COMPLIANCE WITH REQUIREMENTS

10.1                        Compliance. Tenant shall (i) comply with all Legal Requirements and Insurance Requirements applicable to the Premises or Tenant’s use thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant’s use of the Premises and for the proper operation, maintenance and repair of the Premises. Landlord shall, at no cost to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is necessary. If any structural repairs or replacements are required in order for Tenant to comply with its obligations under this Section 10.1, Landlord shall perform such repairs or replacements and Tenant shall, upon demand, reimburse Landlord for the costs and expenses incurred by Landlord in connection with such repairs or replacements.

10.2                        Increases in Insurance Premiums. Tenant shall not do, or permit to be done, anything in or to the Premises, or keep anything in the Premises that increases the cost of any insurance maintained by Landlord. Tenant shall, upon demand, pay to Landlord any such increase in insurance premiums and any other costs incurred by Landlord as result of the negligence or willful action of Tenant or Tenant’s Visitors.

ARTICLE 11

COMPLIANCE WITH ENVIRONMENTAL LAWS

11.1                        Environmental Laws. Tenant shall comply, at its sole cost and expense, with all Environmental Laws in connection with Tenant’s use and occupancy of the Premises; provided, however, that the provisions of this Article 11 will not obligate Tenant to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a release, spill, discharge or other event before the Commencement Date (“Pre-Existing Condition”), or if such release, spill, discharge or other event was not caused by the act, negligence or omission of Tenant or Tenant’s Visitors (“Third Party Discharge”).

11.2                        Copies of Environmental Documents. Tenant shall deliver promptly to Landlord a true and complete copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.

11.3                        Hazardous Substances and Hazardous Wastes. Tenant shall not cause or permit any “hazardous substance” or “hazardous waste” (as such terms are defined in Environmental Laws, including, without limitation, ISRA) to be kept in the Premises, except for de minimus quantities of cleaning supplies, medicines and other materials used by Tenant in the ordinary course of its business and in accordance with all Legal Requirements. Tenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business in the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes.

11.4                        Discharge. (a) If a release, spill or discharge of a hazardous substance or a hazardous waste occurs on or from the Property and/or Premises resulting directly from an act, negligence or omission of Tenant or Tenant’s Visitors and not a Third Party Discharge (“Tenant Discharge”), Tenant shall give Landlord immediate oral and written notice of such release, spill and/or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (i) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises; (ii) any inquiry, investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises; and (iv) any notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. If a release, spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a release, spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such hazardous substance or hazardous waste).

(b)                                 Landlord’s Cleanup Rights. Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to investigate or remove any hazardous substance or hazardous waste, or to investigate, cleanup, resolve or minimize the impact of or otherwise deal with any release, spill or discharge of any hazardous substance or hazardous waste on or from the Property. If the need for such investigation or removal of any hazardous substance or hazardous waste, or for the investigation or cleanup of a release, spill or discharge arises from a Tenant Discharge, or if the need for investigation or removal of such hazardous substance or hazardous waste, or for investigation or cleanup of any release, spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, on demand, pay to Landlord all actual and documented third party out-of-pocket costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

11.5                        ISRA. (a) If Tenant’s operations at the Premises now or hereafter qualify the Premises as an “Industrial Establishment” (as defined under ISRA) or are subject to the provisions of any other Environmental Law, then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable Environmental Law to the satisfaction of the licensed site remediation professional and the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation if and to the extent required in connection therewith) in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of Tenant’s operations at the Premises, (iv) any change in the ownership or control of Tenant, (v) any permitted assignment of this Lease or permitted sublease of all or part of the Premises or (vi) any other action by Tenant which triggers ISRA or any other Environmental Law. Notwithstanding the forgoing, Tenant shall not be permitted, without Landlord’s approval (which may be withheld in its sole discretion) to subject the Property (or any portion thereof) to any use restriction, deed notice or any other encumbrance or obligation or to impose any engineering or institutional control with respect to the Property (or any portion thereof).

(b)                                 Compliance with ISRA. Tenant further agrees to implement and execute all of the provisions of this section in a timely manner so as to coincide with the termination of this Lease or to coincide with the vacating of the Premises by Tenant at any time during the term of this Lease. In connection with subsection (a) above, if, with respect to ISRA, Tenant fails to obtain an unconditional final remediation document (as defined in ISRA) from the New Jersey Department of Environmental Protection (“NJDEP”) or a New Jersey Licensed Site Remediation Professional (as defined in ISRA), as the case may be, and evidence reasonably satisfactory to Landlord that all conditions to the effectiveness of such final remediation document have been fully satisfied (including, for example, evidence that the document has been executed and delivered by all required parties and, if applicable, filed with NJDEP); or if Tenant fails to otherwise comply with the provisions of ISRA prior to the Termination Date if ISRA is applicable; or if, with respect to any other Environmental Law, Tenant fails to fully comply with the applicable provisions of such other Environmental Law prior to the Termination Date, then in any of the foregoing cases, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 24.3 and shall continue to diligently pursue compliance with ISRA and/or such other Environmental Law. Upon Tenant’s full compliance with the provisions of ISRA or of such other Environmental Law, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date. Notwithstanding the foregoing, if Tenant’s non-compliance with ISRA or such other Environmental Law as of the Termination Date will not materially interfere with the use of the Premises and will not adversely affect marketing of the Premises or other portions of the Building for lease to “class A” office space tenants at rental rates equivalent to those then being charged by landlords for comparable space in other “class A” multi-tenant office buildings in northern New Jersey, and provided Tenant has otherwise surrendered the Premises in accordance with its obligations under this Lease, then Tenant shall not be deemed a holdover tenant and shall not be required to pay rent at the rate set forth in Section 24.3. The immediately preceding sentence shall not be deemed or construed to relieve Tenant of its obligation, if any, to fully comply with ISRA or the other Environmental Law. Without limiting Tenant’s obligations hereunder, if NJDEP commences an audit with respect to, or otherwise challenges or disapproves, any final remediation document, then Tenant shall take all actions required by NJDEP and the LSRP to comply with the provisions of ISRA in connection therewith; provided, however, Tenant shall not be permitted, without Landlord’s approval (which may be withheld in its sole discretion) to subject the Property (or any portion thereof) to any use restriction, deed notice or any other encumbrance or obligation or to impose any engineering or institutional control with respect to the Property (or any portion thereof).

11.6                        Landlord’s ISRA Compliance. (a) In connection with (i) any sale or other disposition of all or part of Landlord’s interest in the Property, (ii) any change in the ownership or control of Landlord, (iii) any foreclosure or (iv) any other action by Landlord which triggers ISRA or any other Environmental Law, Landlord shall comply, at its sole cost and expense, with all requirements of ISRA and such other applicable Environmental Law; provided, however, that if any site investigation is required as a result of Tenant’s use of the Premises or a release, spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all actual and documented third party out-of-pocket costs associated with such site investigation and, if any removal and remediation is required as a result of the presence of a hazardous substance or hazardous waste, or any release, spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, upon demand by Landlord, pay all actual and documented third party out-of-pocket costs associated with such removal and remediation.

(b)                                 Tenant’s Cooperation. If, in order to comply with any Environmental Law, Landlord reasonably requires any affidavits, certifications or other information from Tenant, Tenant shall, at no charge to Landlord, to the extent such information is within Tenant’s possession deliver the same to Landlord within five (5) Business Days of Landlord’s request therefor.

11.7                        Notices. If Landlord has given to Tenant the name and address of any holder of an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 11.2.

11.8                        Survival. Tenant’s obligations under this Article 11 shall survive the expiration or earlier termination of this Lease.

11.9                        North American Industry Classification System. Tenant hereby represents and warrants to Landlord that Tenant’s operations at the Premises will at all times have the following North American Industry Classification System (“NAICS”) code: 561110.

ARTICLE 12

DISCHARGE OF LIENS

Within fifteen (15) days after receipt of notice thereof, Tenant shall discharge (by payment or bond or otherwise) any Lien on the Property, the Basic Rent, Additional Rent or any other sums payable under this Lease caused by or arising out of Tenant’s acts or Tenant’s failure to perform any obligation under this Lease.

ARTICLE 13

PERMITTED CONTESTS

Tenant may, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection thereof, (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant furnishes such security as may be required in the proceedings or reasonably requested by Landlord, (e) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord hereunder or prevent Tenant from using the Premises for its intended purposes, and (f) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail. Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.

ARTICLE 14

INSURANCE; INDEMNIFICATION

14.1                        Tenant’s Insurance. (a) Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the State of New Jersey and are rated at least A (Class X) in Best’s Key Rating Guide:

(i)                                     Commercial general liability insurance, which shall include premises liability, contractual liability covering Tenant’s indemnity obligations under this Lease (to the extent covered as an Insured Contract in a standard ISO GCL Policy), fire legal liability, personal & advertising injury and products/completed operations coverage. The policy shall insure against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises with limits of $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate.

(ii)                                  Special form (“all risk”) property insurance, insuring all equipment, trade fixtures, inventory, fixtures and personal property and any alterations, additions and improvements installed by Tenant, located on or in the Premises with an agreed endorsement amount equal to the full replacement value of such property.

(iii)                               Workers’ compensation insurance as required by applicable laws of the State in which the Premises is located, including employers’ liability insurance with limits of: (x) $100,000.00 per accident; (y) $500,000.00 disease, policy limit; and (z) $100,000.00 disease, each employee.

(iv)                              Business interruption insurance with limits of not less than the amount necessary to cover continuing expenses including rents for at least one (1) year.

(v)                                 Excess or umbrella liability insurance with limits of $10,000,000.00 per occurrence and in the aggregate providing coverage excess and follow-form of the primary general and employer’s liability insurances required hereto.

(vi)                              Upon sixty (60) days prior notice from Landlord, such other insurance or higher limits as Landlord deems reasonably necessary and prudent provided such insurance or higher limits is customarily required by Landlords of first class buildings in northern New Jersey or as may be required by any Lender or Master Landlord.

(vii)                           In addition to the above aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises (except that work being performed by Landlord or on behalf of Landlord), Tenant, at its sole cost and expense, shall carry, or shall cause to be carried and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respect to (a) workers’ compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory limits, (b) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than $2,000,000.00 per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a waiver of subrogation in favor of such parties, and (c)

builders’ risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonably satisfactory to Landlord.

(b)                                 Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to this Section 14.1 must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name Tenant as the named insured party and, except for worker’s compensation and property insurance, all policies shall name as additional insureds for on-going and completed operations (i) Landlord, (ii) Normandy Real Estate Partners, LLC, (iii) Normandy Real Estate Management Co., LLC, (iv) the holder(s) of any mortgage(s) encumbering the Premises, and all of their respective affiliates, members, officers, employees, agents and representatives, managing agents and premises owners provided such names and their interests are first provided to Tenant in writing, and (v) other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Tenant agrees and shall provide thirty (30) days’ prior written notice of suspension, cancellation, termination, or non-renewal of coverage to Landlord. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $10,000.00. Tenant shall have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c)                                  Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance evidencing all insurance Tenant is obligated to carry under this Lease, together with a copy of the endorsement(s), specifically, including, but not limited to, Waiver of Rights to Recover From Others, and Additional Insureds (on-going and completed operations) endorsements. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord certificates of insurance evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) Acord Form 27 with respect to property insurance; and (ii) Acord Form 25-S with respect to liability insurance or, in each case, on successor forms, and in any event state as the certificate holder: Compliance Services Corporation, on behalf of Normandy Real Estate Partners, LLC, P.O. Box 2750, Montgomery Village, MD 20886.

(d)                                 Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, Landlord may, but shall not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14.1(e).

14.2                Waivers and Waiver of Subrogation. Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them hereunder endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord’s mortgagee, if any. By this clause, the parties intend and hereby agree that the risk of loss or damage to property shall be borne by the parties’ insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which property insurance is carried or is required to be carried under this Lease. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required hereunder. The provisions of this Section 14.2 will survive the expiration or earlier termination of this Lease.

14.3                Indemnification. Tenant hereby indemnifies, and shall pay, protect and hold harmless Landlord from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys’ fees and expenses) and judgments of any nature, (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder, or to the extent Landlord would have been compensated by insurance if Landlord was maintaining the insurance required to be maintained by Landlord under Section 14.4, and except for such of the foregoing as arise from the gross negligence or willful misconduct of Landlord, its agents, servants or employees), arising, or alleged to arise, from or in connection with (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (ii) any violation of any Legal Requirement or Insurance Requirement by Tenant or Tenant’s Visitors, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, (iv) Tenant’s occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers’ compensation laws), (v) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and (vi) any act or omission of Tenant or Tenant’s Visitors. Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Section 14.3 will survive the expiration or earlier termination of this Lease.

14.4                Landlord’s Insurance. Landlord shall, at all times during the Term, procure and continue in force (i) commercial general liability insurance covering the Common Areas and Landlord’s indemnity obligations (to the extent normally available in a commercial general liability policy) set forth herein at limits no less than those required by Landlord’s mortgagee, and (ii) Special Form “All Risk” property insurance covering the full replacement cost of the Building with no coinsurance limitation and including all coverages and perils as required by Landlord’s mortgagee.

14.5                No Claims. Tenant shall not make any claim against Landlord for (a) any damage to, or loss of, any property of Tenant or any other person, (b) business interruption or consequential damages, or (c) any acts or omissions of any other tenants in the Building or on the Property. Tenant hereby waives all of claims against Landlord with respect to the foregoing. The provisions of this Section 14.4 will survive the expiration or earlier termination of this Lease.

ARTICLE 15

ESTOPPEL CERTIFICATES

15.1                Estoppel Certificates. Upon not less than twenty (20) days’ prior notice by Landlord, Tenant shall execute and deliver to Landlord a statement certifying (i) the Commencement Date, Basic Rent Commencement Date and the Adjustment Date, (ii) the Termination Date, (iii) the dates of any amendments or modifications to this Lease, (iv) that this

Lease was properly executed by Tenant and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed by Tenant and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord’s Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, (xii) that, to Tenant’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to Tenant’s knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, except as specifically provided in the estoppel certificate, (xiv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease, (xv) that Tenant has not received any notice of uncured violation of any Legal Requirement or Insurance Requirement relating to the Building or the Premises, except as specifically provided in the estoppel certificate, (xvi) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, except as specifically provided in the estoppel certificate, (xvii) that no “hazardous substances” or “hazardous wastes” have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Premises, and (xviii) such other matters as reasonably requested by Landlord. Tenant hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, tenant, mortgagee or assignee of any mortgage, of the Premises or any part thereof or any purchaser of an equity interest in Landlord.

15.2                Tenant’s Failure to Execute Estoppel Certificate. If Tenant fails or otherwise refuses to execute an estoppel certificate in accordance with Section 15.1, then Landlord shall have the right to deliver to Tenant a notice in accordance with the terms of this Lease stating that Tenant has failed to timely deliver the estoppel certificate pursuant to Section 15.1, together with a fully completed estoppel certificate. If Tenant fails to deliver to Landlord an executed estoppel certificate satisfying the criteria set forth in Section 15.1 within five (5) days after the delivery of such notice, then Tenant shall be deemed to be estopped from raising any claims which are contrary to the statements set forth in the estoppel certificate delivered by Landlord.

ARTICLE 16

ASSIGNMENT AND SUBLETTING

16.1                Prohibition. Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord’s prior written consent, which consent for any sublease or assignment in accordance with this Lease shall not be unreasonably withheld, conditioned, delayed or denied. Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request. If the Premises or any part thereof are sublet, used, or occupied by anyone other than Tenant, or if this Lease is assigned by Tenant, Landlord will have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection will be deemed (i) a waiver of any of Landlord’s rights or Tenant’s obligations under this Article 16, (ii) the acceptance of such assignee, subtenant, user or occupant as tenant, or (iii) a release of Tenant from the performance of any its obligations under this Lease.

16.2                        Tenant’s Notice. If Tenant desires to sublet the Premises or assign this Lease, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) setting forth in reasonable detail:

(a)                                 the name and address of the proposed subtenant or assignee;

(b)                                 the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which must be at least thirty (30) days after Tenant’s Notice is delivered to Landlord);

(c)                                  the nature and character of the business of the proposed subtenant or assignee;

(d)                                 banking, financial, and other credit information relating to the proposed subtenant or assignee in reasonably sufficient detail to enable Landlord to determine the proposed subtenant’s or assignee’s financial responsibility; and

(e)                                  in the case of a subletting, complete plans and specifications for any work to be done in the Premises to be sublet.

16.3                        Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Landlord shall notify Tenant whether Landlord (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 16.5. Without limiting other reasons for which Landlord may withhold its consent, Landlord will have the right to withhold its consent to the proposed sublease or assignment if (1) the proposed assignee’s financial condition is not, in the reasonable judgment of Landlord, sufficient to cover the obligations under this Lease assumed by such party, (2) Tenant is offering to sublet or assign space at a rate that is below the then market rate being charged by Landlord for space of like availability and quantity, (3) the proposed sublease or assignment would be to an existing tenant, subtenant or other occupant of the Building (or to any subsidiary or affiliate of the foregoing) and Landlord has available space of comparable size in the Building at the time of the proposed assignment or sublet, (4) the proposed sublease or assignment would be to any prospective tenant (or to a subsidiary or affiliate thereof) with whom Landlord has negotiated for the leasing of space in the Building or any other building owned by Landlord or an affiliate of Landlord during the six (6) month period prior to Landlord’s receipt of Tenant’s Notice, (5) the business of the proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create a material increase in use of the facilities of the Building, (6) the business of the proposed subtenant or assignee, as determined by its North American Industry Classification System code, would make it subject to the provisions of ISRA, or (7) the proposed sublease or assignment is reasonably likely to adversely affect the quality or marketability of either the rentable area or the Building.

16.4                Requirements. In addition to the foregoing requirements,

(a)                                 no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, Tenant is in default under any monetary obligation under this Lease or is in default under any non-monetary obligation of which Tenant has been given written notice;

(b)                                 no assignment or sublease will be permitted unless Tenant agrees, at the time of the proposed assignment or sublease and in Tenant’s Notice, to pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all Net Rental Proceeds;

(c)                                  Tenant shall not advertise in any publication, flyer or electronic communication any sublease or assignment at a rate that is below the then market rate being charged by Landlord for space of like availability and quantity; and

(d)                                 Tenant shall pay Landlord within ten (10) days after demand, as Additional Rent, all reasonable costs and expenses incurred or paid by Landlord in connection with any proposed assignment or subletting, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable legal fees and expenses incurred in connection with the review of the proposed assignment or sublease and all of the documents and other information related thereto (which costs and expenses Tenant covenants and agrees to pay regardless of whether Landlord consents to the proposed assignment or sublease) but which costs and fees shall be capped at Two Thousand Five Hundred Dollars ($2,500.00).

16.5                                                                        Recapture. (a) If Tenant proposes to assign this Lease, or sublease a portion of the Premises affecting, collectively with all other subleases then in effect, more than fifty percent (50%) of the rentable square footage of the Premises, then Landlord will have the right, exercisable by written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of Tenant’s Notice, to recapture the space described in Tenant’s Notice (the “Recapture Space”). The Recapture Notice will cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Tenant’s Notice for the commencement of the proposed assignment or sublease and Tenant shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent will be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

(b)                                 Landlord’s Exercise. If Landlord elects to exercise its recapture right and the Recapture Space is less than the entire Premises, then Landlord, at its sole expense, will have the obligation to make such alterations to the Premises required, in Landlord’s reasonable judgment, to make such Recapture Space a self-contained rental unit. Landlord shall perform all such work, if any, with as little inconvenience to Tenant’s business as is reasonably possible; provided, however, that (i) Landlord will not be required to perform such work after normal business hours or on weekends, and (ii) Landlord will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises on account of such work and will not be liable to Tenant on account of same.

16.6                        Sublease Requirements. In addition to the foregoing requirements, each sublease must contain the following provisions:

(a)                                 The sublease must be subject and subordinate to all of the terms and conditions of this Lease.

(b)                                 At Landlord’s option, if this Lease terminates prior to the expiration of the sublease, the subtenant must make full and complete attornment to Landlord for the balance of the term of the sublease. Such attornment must be evidenced by an agreement in form and substance satisfactory to Landlord executed and delivered by subtenant within five (5) days after Landlord’s request therefor.

(c)                                  The term of the sublease must not extend beyond a date which is one day prior to the Termination Date.

(d)                                 The subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord’s prior written consent.

(e)                                  The subtenant must waive the provisions of any law that gives the subtenant any right to terminate the sublease or to surrender possession of the subleased if Landlord brings any proceedings to terminate this Lease.

16.7                        Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 16, any sublease or assignment to a Tenant Affiliate or a Tenant Successor will not require Landlord’s consent and will not be subject to Sections 16.1 (first sentence only), 16.3, 16.4(b), 16.5 and 16.15, but all other provisions of this Article 16 will apply to such sublease or assignment. Tenant shall furnish Landlord with a copy of such sublease or assignment within five (5) days after execution thereof. “Tenant Affiliate” means any corporation or other entity controlled by, under common control with or which controls the original Tenant named in this Lease or in which original Tenant named in this Lease, directly or indirectly, has a fifty percent (50%) or greater voting or ownership interest. “Tenant Successor” means mean (a) a corporation or other business entity which is the surviving entity resulting from a merger or consolidation with, or other reorganization of, Tenant, its successors or assigns, completed in accordance with applicable statutory provisions for the merger, consolidation or reorganization, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, or reorganization the liabilities of the corporations or other business entities participating in such merger, consolidation or reorganization are assumed by the corporation or other business entity surviving such merger, consolidation or reorganization, or (b) a corporation or other business entity acquiring all or substantially all of the assets of Tenant, including the leasehold estate created by this Lease, and assuming the obligations of Tenant under this Lease, or (c) a corporation or other business entity acquiring all or substantially all of the outstanding stock or other ownership interest of Tenant; provided that such merger, consolidation, reorganization or acquisition, whichever the case may be, is not principally for the purpose of transferring the leasehold estate created hereby; and provided further that immediately after giving effect to any such merger, consolidation, reorganization or acquisition, whichever the case may be, the corporation or other business entity surviving such merger or created by such consolidation or reorganization, or acquiring such assets or such stock, as the case may be, shall have a net worth (excluding any amounts attributable to good will) which is equal to or greater than the net worth of Tenant immediately preceding the merger, consolidation, reorganization or acquisition. Tenant shall provide Landlord with evidence, reasonably satisfactory to Landlord, that such net worth requirement is satisfied.

16.8                        Events Constituting Assignment. Each of the following events will be deemed to be an assignment of this Lease and will require the prior written consent of Landlord in compliance with this Article 16 (including the delivery of a Tenant’s Notice):

(a)                                 subject to Section 16.7, any assignment or transfer of this Lease by operation of law;

(b)                                 any hypothecation, pledge, or collateral assignment of this Lease;

(c)                                  any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding;

(d)                                 subject to Section 16.7, any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or

(e)                                  subject to Section 16.7, any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant. For purposes of the immediately foregoing, a “controlling interest” of Tenant means 25% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant or the ability to control the management of Tenant.

16.9                        Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.10                 Tenant Remains Liable. No assignment of this Lease or any sublease of all or any portion of the Premises will release or discharge Tenant from any liability under this Lease and Tenant will continue to remain primarily liable under this Lease.

16.11                 Permits and Approvals. Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of the Premises. Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment. Tenant shall, upon demand, reimburse Landlord for all actual and documented costs, including, but not limited to, reasonable attorneys’ fees and disbursements, incurred by Landlord in reviewing any proposed assignment of this Lease, any proposed sublease of the Premises, and any permits, approvals, and applications in connection with any construction to be performed in the Premises.

16.12                 Deadline for Consummation of Assignment or Sublease. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within ninety (90) days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of the Premises. Within ten (10) days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully-executed copy of such sublease or assignment.

16.13                 Indemnification. If Landlord withholds its consent to any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and against all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys’ fees and disbursements) arising out of any claims made by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.14                 Bankruptcy. (a) Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, all consideration payable in connection with such assignment shall be paid to Landlord and will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All consideration constituting Landlord’s property under the preceding sentence not paid to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

(b)                                 Adequate Assurance. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person’s or entity’s future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. For the purposes of clause (iii) above, “adequate assurance” means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by

Landlord). Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

16.15         Landlord’s Right to Negotiate. After Landlord recaptures the Recapture Space, Landlord will have the right to (i) negotiate directly with any proposed subtenant or assignee of Tenant, and (ii) enter into a direct lease with any proposed subtenant or assignee of Tenant for any space in the Building, including the space covered by the proposed sublease or assignment, on such terms and conditions as are mutually acceptable to Landlord and the proposed subtenant or assignee.

ARTICLE 17

CASUALTY

17.1                Notice. If any part of the Premises is damaged, Tenant shall promptly notify Landlord in writing of the extent of such damage. Landlord shall, as soon as reasonably practicable after Landlord is notified of the damage, notify Tenant in writing of Landlord’s estimate of the anticipated time required for Restoration of the Premises (“Landlord’s Repair Notice”).

17.2                Premises Not Untenantable. If the Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Sections 17.4 or 17.5, Landlord shall, at its own cost and expense, cause the Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent will not abate.

17.3                Premises Untenantable. If the Premises are damaged and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5, Landlord shall, at its own cost and expense, cause the Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent will be equitably abated.

17.4                Termination. (a) If the Building is damaged and, in Landlord’s reasonable judgment, the total cost of Restoration will equal or exceed thirty percent (30%) or more of the full insurable value of the Building, then Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date such casualty.

(b)                                 If the Premises and/or the Building are damaged and, pursuant to Landlord’s Repair Notice, Restoration cannot be completed within two hundred seventy (270) days or a material portion of the Premises is damaged and rendered untenantable during the final year of the Term, Landlord and Tenant will each have the right to terminate this Lease by delivering a written termination notice to the other party within sixty (60) days after the occurrence of such casualty (or, with respect to Tenant, within sixty (60) days after Landlord delivers Landlord’s Repair Notice). If either Landlord or Tenant exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date of such casualty.

(c)                                  If this Lease is not terminated pursuant to Sections 17.4 (a) or (b) and if Restoration has not been substantially completed within the later of: (i) three hundred sixty five (365) days from the date of the casualty or (ii) ninety (90) days after the estimate of the anticipated time required for Restoration as set forth in Landlord’s Repair Notice (such later date, the “Restoration Outside Date”), Tenant shall have the right to terminate this Lease (subject to the final sentence of this Section 17.4(c)) by notice given to Landlord at any time after the Restoration Outside Date but prior to the date on which substantial completion of Restoration occurs; provided, however, the Restoration Outside Date shall be extended by a period of time equal to all Excusable Delays. For the purposes of this Section 17.4(c), Restoration shall be deemed “substantially completed” on the date on which Restoration to the damaged portions of the Premises and/or the Building has been completed, except for minor details of construction thereof which will not unreasonably interfere with Tenant’s use of the Premises. Notwithstanding anything to the contrary contained herein, if Tenant gives a termination notice pursuant to this Section 17.4(c) on account of Landlord not substantially completing the Restoration on or before the Restoration Outside Date, then if Landlord causes Restoration to be substantially completed within thirty (30) days after receiving Tenant’s termination notice, Tenant’s termination notice shall be deemed to be automatically rescinded and this Lease shall remain in full force and effect.

17.5                Restoration. If the Net Award received by Landlord plus the amount of the Landlord’s deductible is not adequate to complete Restoration or if the holder of any Underlying Encumbrance elects to retain the Net Award, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the amount of such Net Award is ascertained or the date on which the holder of any Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.5, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Landlord will have no Restoration obligation if the damage to the Building results in the termination of any underlying ground lease.

ARTICLE 18

CONDEMNATION

18.1                Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Property, except that Tenant will be entitled to any award or payment for the Taking of Tenant’s trade fixtures, equipment and/or personal property and for relocation and moving expenses, provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. Tenant agrees that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.

18.2                        Entire Premises. In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent will be prorated as of such date.

18.3                        Portion of Premises. In the event of a Taking of twenty percent (20%) or more of the Premises or a Taking of access thereto, if Tenant determines in good faith that the Taking will have a permanent, material, adverse effect on Tenant’s operations at the Premises, then in any of the foregoing events, Tenant may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Premises, elect to terminate this Lease by delivering a written termination notice to Landlord. If Tenant fails to exercise such termination option, or if such option does not apply to a Taking, (i) Landlord shall, subject to any Excusable Delay and Section 18.4, cause Restoration to be completed as soon as reasonably practicable, but in no event later than ninety (90) days after the date the condemning authority takes possession of the applicable portion of the Premises, and (ii) the Basic Rent and Additional Rent thereafter payable will be equitably prorated based upon the square footage of the Premises and/or parking actually taken.

18.4                        Restoration. If (a) the Net Award is inadequate to complete Restoration, or (b) in the case of a Taking of twenty percent (20%) or more of the Premises, Tenant has not elected to terminate this Lease pursuant to Section 18.3 hereof, then Landlord may elect either to complete such Restoration or terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after (i) the date the amount of the Net Award is ascertained, or (ii) the expiration of the sixty (60) day period during which Tenant may terminate this Lease pursuant to Section 18.3. If Landlord terminates this Lease pursuant to this Section 18.4, all Basic Rent and Additional Rent will be apportioned as of the date the condemning authority takes possession of the Premises. Landlord’s obligation to perform Restoration is subject to the Net Award being made available to Landlord by any Lender or Master Landlord whose interest may be superior to Landlord.

ARTICLE 19

EVENTS OF DEFAULT

19.1                        Events of Default. Any of the following occurrences, conditions or acts are an “Event of Default” under this Lease:

(a)                                 Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder within ten (10) days of the date such payment is due.

(b)                                 [Intentionally omitted]

(c)                                  [Intentionally omitted]

(d)                                 Tenant or any guarantor of Tenant’s obligations hereunder (“Guarantor”) files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing.

(e)                                  A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant or such Guarantor consents to the filing thereof, or (ii) such petition or answer is not discharged within sixty (60) days after the filing thereof.

(f)                                   A receiver, trustee or liquidator (or other similar official) of Tenant or any Guarantor of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within sixty (60) days thereafter or if Tenant or such Guarantor consents to or acquiesces in such appointment.

(g)                                  The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment.

(h)                                 Tenant uses or permits the use of the Premises for any purpose other than expressly specified in Section 8.1.

(i)                                     Tenant fails to comply with any of the provisions of Article 11 and such failure is not cured within fifteen (15) days after Landlord provides written notice of such failure.

(j)                                    Tenant fails to discharge or bond over any Lien within the time period set forth in Article 12.

(k)                                 Tenant fails to maintain the insurance required by Article 14, or Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c) and such failure is not cured within one (1) Business Day after Landlord provides written notice of such failure.

(1)                                 Tenant fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period set forth therein.

(m)                             Tenant assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 16.

(n)                                 Tenant fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein.

(o)                                 Tenant fails to deliver Landlord any financial information within the time period required by Section 29.4 and such failure continues for ten (10) days after Landlord gives Tenant written notice of such failure.

(p)                                 Tenant fails to comply with any Legal Requirement or Insurance Requirement, and such failure continues for a period of ten (10) days after Landlord gives written notice to Tenant specifying such default and demanding that the same be cured.

(q)                                 Tenant defaults in the observance or performance of any provision of this Lease other than those provisions contemplated by clauses (a) through (p) of this Section 19.1 and such default continues for thirty (30) days after Landlord gives written notice to Tenant specifying such default and demanding that the same be cured, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and cures the failure within a commercially reasonably period of time (not to exceed ninety (90) days) after such written notice from Landlord.

(r)                                    Any Guarantor defaults under the terms and conditions of any guaranty delivered to Landlord and such default continues beyond any applicable cure periods contained therein, or if any of the representations and/or warranties made by any Guarantor are untrue or materially misleading as of the date of the guaranty is delivered to Landlord.

Notwithstanding anything contained in this Section 19 to the contrary, in the event of an Emergency, each provision of this Section 19 regarding the time period within which to correct a non-monetary default will be deemed to be “as soon as possible” with diligent, continuous prosecution of corrective action. For purposes of this Section 19, “Emergency” means a condition or potential condition that requires immediate action to (i) preserve the safety of persons or property, or (ii) prevent the interruption or suspension of services deemed critical by Landlord to the operation of the Building, or (iii) avoid or correct a violation of any Legal Requirement.

ARTICLE 20

CONDITIONAL LIMITATIONS, REMEDIES

20.1                Termination. This Lease and the Term and estate hereby granted are subject to the limitation that, whenever an Event of Default has occurred and is continuing, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least ten (10) days after the date Tenant receives such termination notice. Upon the date specified in Landlord’s termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord’s notice was the Termination Date.

20.2                Remedies. (a) Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

(b)                                 If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred, and (y) all reasonable actual and documented expenses incurred by Landlord in reentering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. Tenant’s liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.

(c)                                  If Landlord terminates this Lease pursuant to this Article 20, Landlord will have the right, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 20.2(b), an amount equal to the difference (discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded United States Treasury bills or United States Treasury notes having a maturity substantially comparable to the remaining term of this Lease as of the date of such termination, as published in the Federal Reserve Statistical Release for the week before the date of such termination) between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated (discounted as noted above), and (ii) the then fair rental value of the Premises for the same period less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys’ fees and disbursements, reasonable brokerage fees. Upon payment of such liquidated and agreed final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease.

20.3                Liquidated Damages. Nothing herein contained will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.

20.4                Abandonment. If, following an Event of Default, Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, if following an Event of Default, Tenant abandons the Premises, then Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord’s interest under this Lease.

20.5                Indemnity Survives. Nothing herein will be deemed to affect Landlord’s indemnification rights under this Lease.

20.6                Attorneys Fees. If either party brings an action or other proceeding to enforce or interpret any of the terms of this Lease, the non-prevailing party shall pay the reasonable attorneys fees and costs incurred by the prevailing party in such action or proceeding.

20.7                Landlord’s Cure Rights. If Tenant is in default of any of its obligations under this Lease, Landlord may, without waiving such default, perform such obligations for the account and at the expense of Tenant (a) immediately and without notice in the case of Emergency, (b) within ten (10) days after notice from Landlord with respect to the imposition of any Lien against all or any portion of the Property and (c) in any other case, if such default continues after thirty (30) days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant. Upon Landlord’s demand, Tenant shall pay to Landlord all reasonable and documented costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease.

20.8                Remedies Not Exclusive; No Waiver. Except as otherwise provided in this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity. No provision of this Lease will be deemed to have been waived by Landlord unless a written waiver from Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by Landlord on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver by the Landlord or in any way defeat or otherwise affect the rights and remedies of the Landlord hereunder.

20.9                Tenant’s Cure Rights. (a) If during the Term Landlord shall default with respect to a material obligation in the performance of any maintenance to the Premises for which it is responsible hereunder or in providing any service to the Premises which it is obligated to provide hereunder, and, if not cured, such default would adversely affect Tenant’s use and occupancy of the Premises, then Tenant may cure the default at the expense of Landlord (any work performed by Tenant to satisfy Landlord’s obligations hereunder, including, without limitation, any work to satisfy Landlord’s obligations with respect to an Emergency Required Repair, is referred to herein as “Self Help Work”); provided such default continues for more than thirty (30) days from the date of the giving of notice to Landlord of the default (or shorter or no notice in the event of an Emergency) and of Tenant’s intention to cure the default pursuant to this Section 20.9 provided, further, however, such cure right will be suspended if, within such thirty (30) day period, Landlord commences the cure and thereafter diligently prosecutes same to completion. Notwithstanding the foregoing, if Landlord shall default in its obligation under this Lease to perform, in accordance with the provisions of this Lease, any Emergency Required Repair (as hereinafter defined), Tenant may cure the default at the expense of Landlord in accordance with the provisions hereof provided such default continues for more than (2) Business Days after the date on which Tenant gives Landlord notice of the default (which notice shall include a statement that the repair constitutes an Emergency Required Repair) and of Tenant’s intention to cure the default pursuant to this Section 20.9; provided, however, such cure right will be suspended if, within such two (2) Business Day period, Landlord commences the cure and thereafter diligently prosecutes same to completion. As used herein, “Emergency Required Repair” means a repair or maintenance within the Premises which Landlord is obligated to perform under this Lease which must be completed immediately to avoid imminent threat of harm to persons or material property damage.

(b)                                 If Tenant, in connection with its performance of any Self Help Work, makes any expenditure, then Landlord shall reimburse Tenant for all reasonable out-of-pocket sums so paid, within thirty (30) days after written demand therefor, which demand shall include reasonable evidence of the costs for which reimbursement is sought, including copies of applicable invoice(s).

(c)                                  In the event Tenant exercises its right to cure pursuant to this Section 20.9, all work performed by Tenant shall be performed conducted in a good and workmanlike manner in accordance with all applicable Legal Requirements and in accordance with all other applicable provisions of this Lease and without interfering with the use, occupancy and rights of other tenants or occupants of the Building. For the avoidance of doubt, Tenant shall not be permitted to perform any Self Help Work in any portions of the Property other than within the Premises.

ARTICLE 21

ACCESS; RESERVATION OF EASEMENTS

21.1                Landlord’s Access. Landlord and Landlord’s agents and representatives and parties designated by Landlord as having an interest in the Property will have the right, at all reasonable hours, on no less than one (1) Business Days’ advance written notice, and, in the presence of a representative of Tenant (if elected by Tenant), to enter the Premises to: (1) examine the Premises; (2) make repairs and alterations that, in Landlord’s sole judgment, are necessary for the safety and preservation of the Premises and the Building; (3) erect, maintain, repair or replace wires, cables, ducts, pipes, conduits, vents or plumbing equipment; (4) show the Premises to prospective new tenants during the last eighteen (18) months of the Term; and (5) show the Premises to any mortgagees or prospective purchasers of the Property. Landlord shall give Tenant three (3) Business Days prior written notice before commencing any non-emergency repair or alteration. At all times that Landlord is within the Premises Landlord shall use reasonable efforts to minimize interference with Tenant’s operation of its business within the Premises and access to the Premises.

21.2                Landlord will have the right, at any time, to (1) change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (2) make repairs, alterations or improvements to any portion of the Building; (3) designate portions of the Building and the Property as Common Areas and change such designations from time to time in Landlord’s sole discretion, (4) change the name and/or number of the Building; and (5) change lawns, sidewalks, driveways, parking areas and/or streets adjacent to or around the Building.

21.3                Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

21.4                No Liability. Landlord, in exercising any of its rights under this Article 21, will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises and will not be liable to Tenant for same.

21.5                Minimum Inconvenience. All work performed by or on behalf of Landlord in the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant’s business in and unimpeded access to the Premises as is reasonably possible.

21.6                Locks. Tenant shall not change any locks or install any additional locks on doors entering the Premises without immediately giving to Landlord a key to such lock. If, in an emergency, Landlord is unable to gain entry to the Premises by the unlocking the entry doors thereto, Landlord will have the right to forcibly enter the Premises and, in such event, Landlord will have no liability to Tenant for any damage caused thereby. Tenant will be solely responsible for any damage caused by Tenant’s failure to give Landlord a key to any lock installed by Tenant.

21.7                Reservation of Rights. Landlord reserves the right to make changes, alterations, additions, improvements, repairs and replacements to (i) those portions of the Premises that Landlord is obligated to maintain and repair pursuant to Section 7.2, (ii) the Building and the Property, and (iii) fixtures and equipment in the Building; provided, however, that Landlord shall not unreasonably obstruct access to the Premises or unreasonably interfere with Tenant’s use of the Premises. Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or comply with any applicable Legal Requirements.

ARTICLE 22

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 23

SUBORDINATION

23.1                        Subordination. (a) Subject to Section 23.1(b), this Lease and the term and estate hereby granted are subject and subordinate to the lien of each mortgage which now or at any time hereafter affects all or any portion of the Property or Landlord’s interest therein and to all ground or master leases which now or at any time hereafter affect all or any portion of the Property (any such mortgage or ground lease being referred to herein as an “Underlying Encumbrance”). Subject to Section 23.1(b), the subordination of this Lease and the term and estate hereby granted to an Underlying Encumbrance will be self-operative and no further instrument will be required to effect any such subordination; provided, however, that, upon not less than ten (10) Business Days’ prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.

(b)                                 Simultaneously with or within sixty (60) days after the date of this Lease, Landlord shall deliver to Tenant a subordination, non-disturbance and attornment agreement from Landlord’s existing lender. Notwithstanding anything to the contrary contained in this Article 23, the subordination of this Lease to any Underlying Encumbrance arising after the date of this Lease shall be conditioned upon Tenant receiving a subordination, non-disturbance and attornment agreement (duly executed and acknowledged) from the holder of the Underlying Encumbrance (“Non-Disturbance Agreement”). Any Non-Disturbance Agreement shall be either (i) in substantially the form annexed hereto as Schedule J, or (ii) in the standard form of the holder of the applicable Underlying Encumbrance. Within fifteen (15) days after any written request therefor from Landlord, Tenant shall execute, have acknowledged and deliver to Landlord or the holder of any Underlying Encumbrance any Non-Disturbance Agreement.

23.2                        Conveyance by Landlord. If all or any portion of Landlord’s estate in the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided in any mortgage or by law or equity, such person, firm or corporation (a) will not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance except to the extent such act or omission continues following the date of such sale or conveyance, in which event the successor shall cure any existing default within a reasonable period of time provided the default is capable of being cured, (b) will not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance except for any offsets expressly set forth in this Lease, (c) will not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except for any unapplied security deposit), and (d) will be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation holds such interest.

23.3                        Cure Rights. In the event of a casualty or an act or omission by Landlord that gives Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until (i) Tenant has delivered written notice of such casualty, act or omission to the holder of each Underlying Encumbrance, and (ii) the holder of each Underlying Encumbrance has had a reasonable opportunity to, with reasonable diligence, remedy such casualty act or omission. Landlord shall provide Tenant with the name and current address of the holder of each Underlying Encumbrance and absent such notice, Tenant shall have no obligation to comply with the provisions of clause (i) herein.

ARTICLE 24

TENANT’S REMOVAL

24.1                Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean in the condition required to be maintained under Article 7. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property at Tenant’s sole cost and expense.

24.2                Short Term Extension. Tenant shall have the right, by notice given to Landlord at least three hundred sixty (360) days prior to the then Termination Date (a “Short Term Extension Notice”), to elect to extend the Term of this Lease for a period of ninety (90) days (the “Short Term Extension Period”). A Short Term Extension Notice delivered by Tenant shall specifically reference this Section 24.2. Tenant’s occupancy of the Premises during the Short Term Extension Period shall be on all of the same terms, covenants and conditions of this Lease except that the Basic Rent payable by Tenant during the Short Term Extension Period shall be in an amount equal to one hundred fifty percent (150%) of the Basic Rent payable by Tenant immediately prior to the Short Term Extension Period. For the avoidance of doubt if Tenant elects to extend the Term for the Short Term Extension Period and Tenant remains in occupancy of the Premises after the expiration of the Short Term Extension Period, then Tenant shall be deemed a holdover tenant pursuant to Section 24.3 hereof.

24.3                Holding Over. If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises beyond the expiration or earlier termination of this Lease (as the Term may be extended for the Short Term Extension period pursuant to Section 24.2 hereof), such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue upon the terms, covenants and conditions of this Lease except that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant or such assignee or subtenant holds over will be a liquidated sum equal to the Applicable Holdover Percentage of the Basic Rent and Additional Rent payable for the month immediately preceding the expiration or earlier termination of this Lease. The “Applicable Holdover Percentage” means (i) one hundred fifty percent (150%) for the first ninety (90) days following the Termination Date (as the Term may be extended or the Short Term Extension Period) and (ii) two hundred percent (200%) for all periods from and after the ninetieth (90th) day after the Termination Date (as the Term may be extended or the Short Term Extension Period). The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant or any assignee or subtenant of Tenant to timely surrender possession of the Premises will exceed the amount of the monthly Basic Rent and Additional Rent and will be impossible to accurately measure. Without limiting Landlord’s other remedies under this Lease, if the Premises are not surrendered within thirty (30) days the expiration or earlier termination of this Lease (as the Term may be extended for the Short Term Extension period pursuant to Section 24.2 hereof), Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease will be construed as a consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.

ARTICLE 25

BROKERS

Tenant and Landlord each represent and warrant to the other that such party has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than the Brokers. Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this Lease. Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any realtor, broker, agent or finder claiming to have dealt with Landlord in connection with this Lease including without limitation the Brokers. Landlord agrees to pay Brokers a commission or other compensation in connection with this Lease per separate agreements between Landlord and each of the Brokers. The provisions of this Article 25 will survive the expiration or sooner termination of this Lease.

ARTICLE 26

NOTICES

Every notice or other communication required or contemplated by this Lease shall be in writing and sent by: (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) nationally recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the address set forth in the Basic Lease Provisions or at such other address as the intended recipient previously designated by written notice to the other party. Notwithstanding the foregoing, all invoices, statements and Building Communications may be served by ordinary mail or otherwise delivered to Tenant or left at the Premises. “Building Communications” means any notice relating to the operation or maintenance of the Building that is given to substantially all of the tenants of the Building, including, without limitation amendments to the Building Rules and Regulations. Any notice delivered by the attorney for Landlord or Tenant shall be deemed to be delivered by Tenant or Landlord, as the case may be.

ARTICLE 27

NONRECOURSE

Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with the occupancy and/or use of the Premises by Tenant and Tenant’s Visitors; rather, Tenant agrees to look solely to Landlord’s interest and estate in the Building for the satisfaction of Tenant’s remedies arising out of or related to this Lease including, without limitation, if and to the extent actually received by Landlord, rents and Landlord’s interest in sales and refinancing proceeds and in condemnation and insurance awards (less all costs and expenses of collecting the proceeds or the awards and less all costs and expenses of restoration paid by Landlord on account of the damage or Taking to which condemnation or insurance proceeds or awards relate).

ARTICLE 28

SECURITY DEPOSIT

28.1                                                                        Security. (a) Concurrently with the execution of this Lease, Tenant shall deposit with Landlord an unconditional “evergreen” letter of credit in an amount equal to the Security set forth in the Basic Lease Provisions from a recognized commercial banking institution located in the State of New Jersey or the City of New York and having a net worth of at least $500,000,000.00. The letter of credit (or renewals thereof) shall have an initial term of not less than one (1) year and shall contain an “evergreen clause” providing that it shall automatically renew as of its initial and each subsequent expiry date unless the issuing bank gives Landlord written notice of the non-renewal at least sixty (60) days prior to the then applicable expiry date. The letter of credit or any replacement letter of credit that Tenant delivers to Landlord pursuant to this Article 28 shall be in the form annexed hereto as Schedule L or in a substantially similar form reasonably acceptable to Landlord. The letter of credit will be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease. The letter of credit must be payable upon sight draft, together with a certification from Landlord that Landlord is entitled to draw down the letter of credit pursuant to the terms of this Lease. If (i) any Basic Rent, Additional Rent or other sum payable by Tenant to Landlord is not paid when due, or (ii) Landlord makes any payments on behalf of Tenant, or (iii) Tenant fails to perform any of its obligations under this Lease, then, in each case, Landlord will have the right, without prejudice to any other remedy Landlord may have, to draw down such letter of credit to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or other loss or damage sustained by Landlord on account of Tenant’s default. The Security will not be deemed to be (x) a limitation on Landlord’s damages or other rights and remedies available under this Lease or at law or equity, (y) a payment of liquidated damages, or (z) an advance of the Basic Rent or Additional Rent. If Landlord uses, applies, or retains all or any portion of the Security, Tenant shall immediately restore the Security to its original amount. At least thirty (30) days prior to the expiration of any letter of credit delivered by Tenant to Landlord, or the expiration of any replacement letter of credit, Tenant shall deliver to Landlord written confirmation from the issuing bank confirming the extension of such original or replacement letter of credit. If Tenant fails to timely provide Landlord with such evidence of renewal, Landlord will have the right to draw down the entire letter of credit and to retain the proceeds as security hereunder. Landlord will not be required to keep any cash security separate from its own funds. Landlord will have no fiduciary responsibilities or trust obligations with regard to any cash security and will not be obligated to pay Tenant any interest on any cash security. Tenant shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security.

(b)                                 If at any time during the Term (as the same may be extended) Landlord reasonably determines that the financial condition of the issuer of the then current letter of credit is such that Landlord’s ability to draw upon such letter of credit is, or in the future may be, impaired, restricted, refused or otherwise adversely affected, then Tenant shall, within ten (10) Business Days of Landlord’s written request to Tenant, obtain a replacement letter of credit in substitution for the then current letter of credit in the form and amount required herein from an issuer acceptable to Landlord in Landlord’s reasonable discretion.

(c)                          (i)                                     Provided that no Event of Default has occurred under this Lease, Tenant shall have the right to reduce the amount of the Security from $450,000.00 to $300,000.00 as of the one hundred eightieth (180th) day after the Basic Rent Commencement Date.

(ii)                                  Provided (A) no Event of Default has occurred, (B) that the Security has been reduced in accordance with Section 28.1(c)(i) hereof and (C) that, on or before (but no more than thirty (30) days prior to) the one hundred eightieth (180th) day after the second (2nd) anniversary of the Adjustment Date, Tenant provides Landlord with evidence, to Landlord’s reasonable satisfaction, that Tenant has the financial capability to satisfy its remaining obligations under this Lease, Tenant shall have the right to reduce the amount of the Security from $300,000.00 to $150,000.00 as of the one hundred eightieth (180th) day after the second (2nd) anniversary of the Adjustment Date.

(iii)                               To effectuate the reduction in the Security pursuant to Section 28.1(c)(i) or Section 28.1(c)(ii), Tenant shall obtain and deliver to Landlord either a new letter of credit, complying with the provisions of this Article 28, or an amendment to the existing letter of credit in form reasonably satisfactory to Landlord, reflecting the then-applicable amount of the Security. If Tenant obtains a new letter of credit, Landlord shall surrender the existing letter of credit to Tenant simultaneously with its receipt of the new letter of credit. Until Landlord receives any such new letter of credit or amended letter of credit, the Security shall remain at the level of the letter of credit then held by Landlord.

28.2                        Return of Security. So long as an Event of Default does not exist, any part of the Security not used, applied, or retained by Landlord shall be returned, without interest, to Tenant within sixty (60) days after the end of the Term, subject to Landlord’s final inspection of the Premises.

28.3                        Bankruptcy. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, the Security will be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

28.4                        Transfer of Security. In the event of any transfer of title to the Property or the Building or any assignment of Landlord’s interest under this Lease, (i) with respect to any cash portion of the Security, Landlord will have the right to transfer such cash portion to such transferee, provided that Landlord gives Tenant the name and address of such transferee, (ii) with respect to any Security held by Landlord in the form of a letter of credit, Tenant shall, upon request from Landlord, obtain either a new letter of credit from the issuing bank containing the same terms and for the same face amount as the letter of credit then held by Landlord which names the new landlord as the beneficiary, or the written consent of the issuing bank to the assignment of the then existing letter of credit from Landlord to the new landlord in form and substance reasonably satisfactory to the new landlord. If Tenant obtains a new letter of credit, Landlord shall surrender the existing letter of credit to Tenant simultaneously with its receipt of the new letter of credit; the parties agree to coordinate such delivery and surrender so that it is done on the effective date of the transfer of title to the Property or Building or the assignment of this Lease by Landlord. Following any such transfer of the cash portion of the Security, or such assignment or surrender of any Security held in the form of a letter of credit, as applicable,

Landlord will be automatically released from all liability for the return of the Security. The provisions of this Section 28.4 will apply to every transfer of the Security to a new transferee.

28.5                        Cooperation. If the letter of credit held by Landlord is lost, stolen, mutilated or otherwise missing or destroyed, Tenant shall, within ten (10) Business Days after request from Landlord, obtain a duplicate letter of credit from the issuing bank containing the same terms and for the same face amount as the letter of credit that was lost, stolen, mutilated or otherwise missing or destroyed, provided that Landlord cooperates in providing any reasonable written confirmation or other verification that the issuer of the letter of credit may require.

ARTICLE 29

MISCELLANEOUS

29.1                        Miscellaneous. This Lease may not be amended except by an instrument in writing signed on behalf of both parties. If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective. If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extent not held unenforceable. This Lease will bind and benefit both parties’ permitted successors and assigns. The table of contents and the article and section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease. This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.

29.2                        No Surrender. No act or thing done by Landlord or Landlord’s agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender will be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord’s agents will have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord’s agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

29.3                        Statements and Bills. Landlord’s failure to prepare and deliver to Tenant any statement, notice or bill will in no way cause Landlord to forfeit or surrender its rights to collect any amounts due and owing to Landlord provided any required notice or bill is provided to Tenant within no more than one (1) year after the date it was required by the terms of this Lease to be provided to Tenant.

29.4                        Relocation. (a) Landlord hereby reserves the right, at its sole option, to relocate Tenant to other space within the Building (the “New Space”) so long as the following preconditions are satisfied:

(i)                                     the rentable square footage of the New Space is the same as, or within 100 square feet (plus or minus) of, the rentable square footage of the Premises; and

(ii)                                  Landlord, at its sole cost and expense, has completed the New Space and has prepared the same for Tenant’s occupancy so that the layout and the level of finish therein is reasonably comparable to the layout and the level of finish of the Premises, including, without limitation, the New Space has the same number of offices and conference rooms and approximately the same number of windows and approximately the same saw tooth window lines.

If Landlord elects to exercise its relocation right, Landlord agrees to notify Tenant of said exercise and of the estimated date of the relocation, which date shall not be less than sixty (60) days after the date of Landlord’s notice. Landlord shall not have the right to exercise its relocation right under this Section 29.4 (i) more than one time during the Term of this Lease (which, for the avoidance of doubt, includes the Extension Term) or (ii) during the first or last Lease Years of the Term hereunder.

(b)                                 Landlord’s Reimbursement. Within twenty (20) days of the date Landlord notifies Tenant that the New Space is ready for occupancy, Tenant shall vacate the Premises and move into the New Space. Landlord shall reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with (i) moving its equipment, furniture and other personal property from the Premises to the New Space, (ii) installing its telephone and computer systems in the New Space, (iii) installing its identification sign at the entrance to the New Space and (iv) preparing new business cards, stationary or letterhead (in an amount not to exceed $5,000.00). Landlord shall reimburse Tenant for such actual and documented costs and expenses within thirty (30) days of Landlord’s receipt of such documentation of the costs and expenses incurred by Tenant in moving to the New Space.

(c)                                  Amendments to Lease. If Landlord exercises its right to relocate Tenant, Landlord and Tenant shall, within twenty (20) days after the date Tenant takes possession of the New Space, amend the provisions of this Lease affected by such relocation. If the size of the New Space is less than the size of the Premises, then amount of the Basic Rent and Tenant’s Proportionate Share are affected, the Basic Rent and Additional Rent for the calendar month in which the move to the New Space occurs will be equitably adjusted. If the size of the New Space is greater than the size of the Premises, Tenant’s Basic Rent and Tenant’s Proportionate Share shall not change. Within five (5) Business Days of the date Tenant takes possession of the New Space, Landlord shall refund to Tenant any amount owing to Tenant as a result of the above adjustment of Basic Rent and Additional Rent.

29.5                New Space. After Tenant takes possession of the New Space, the term “Premises” will be deemed to refer to the New Space.

29.6                Tenant’s Financials. Tenant shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. Tenant shall deliver to Landlord, within one hundred twenty (120) days after the close of each Tenant’s fiscal year, a balance sheet and statement of income and expense for such year (which statement must separately set forth the expenses of the Premises). In addition, Tenant shall provide Landlord, within ten (10) days of Landlord’s request, such other information with respect to Tenant as Landlord may reasonably request from time to time. All financial statements must include a complete comparison with the figures for the preceding year and must be certified by (a) the chief financial officer of Tenant, or (b) if prepared by any accounting firm, by such accounting firm. Notwithstanding the foregoing, if annual audited financial statements of Tenant are publicly available, then Tenant shall not be obligated to provide a balance sheet, a statement of income and expense or any other information to Landlord pursuant to this Section 29.6.

29.7                        No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein. This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.

29.8                        Access. Subject to all applicable Legal Requirements and to Landlord’s Rules and Regulations, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week.

29.9                        Rules and Regulations. Tenant, for itself and for Tenant’s Visitors, covenants to comply with the Rules and Regulations attached hereto as Schedule E. Landlord will have the right to amend the Rules and Regulations from time to time, and Tenant, on behalf of itself and Tenant’s Visitors, agrees to comply with such amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. To the extent Landlord enforces the Rules and Regulations, it shall do so in a non-discriminatory manner.

29.10                 Authority. Tenant represents and warrants to Landlord: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by Tenant have been duly and validly authorized by its general partners, to the extent required by its partnership agreement and applicable law, if Tenant is a partnership or, if Tenant is a limited liability company, by its manager, representative(s) or members to the extent required by its operating agreement and applicable law or, if Tenant is a corporation, by its board of directors, if necessary, and by its stockholders, if necessary, at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; (ii) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Tenant’s execution and delivery of this Lease; and (iii) the individual (or individuals) who executes and delivers this Lease on behalf of Tenant is authorized to do so.

29.11                 Liability of Landlord. The Term “Landlord” as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or Mortgagee(s) in possession at the time in question of the landlord’s interest in this Lease. Landlord may sell its fee ownership or leasehold interest in the Building or the Property, and/or transfer or assign its rights under this Lease. In the event of any sale of such interest or transfer of such rights and upon the assumption, in writing, of the obligations of Landlord under this Lease by such assignee or transferee, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability in respect of the performance of any of Landlord’s covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord’s covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of such ownership).

29.12                 Requests for Consent. Tenant shall pay to Landlord, within twenty (20) days after demand therefor, as Additional Rent, all reasonable, actual and documented out-of-pocket fees,

charges or other expenses Landlord may incur (including its reasonable legal fees and expenses) arising out of any request for consent or approval of any matter hereunder subject to Section 16.4(d) with respect to subleases or assignments.

29.13                 Quiet Enjoyment. Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by, through or under Landlord, subject to the terms and conditions of this Lease.

ARTICLE 30

USA PATRIOT ACT

Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§5311 et. seq.).

ARTICLE 31

EXTENSION OPTION

31.1                Extension Option. Subject to the terms and conditions of this Section 31.1, Landlord hereby grants to Tenant the right to extend the original Term for one (1) period of five (5) years (the “Extension Period”). If Tenant desires to exercise the extension option, Tenant shall notify Landlord on or before the date which is twelve (12) months prior to the expiration of the original Term. If Tenant fails to timely notify Landlord of its election to extend this Lease,

Tenant will be deemed to have waived its right to extend the term of this Lease, time being of the essence with respect to the exercise of such extension option. If Tenant exercises the extension option, all of the terms and conditions of this Lease will apply to the Extension Period, except that the Basic Rent for the Extension Period will equal an amount determined pursuant to Section 31.2 and the Base Period for the Extension Period shall be reset to the calendar year in which the Extension Period commences. In connection with any extension of the Term, Landlord will not be obligated to do any work to the Premises and will not be obligated to contribute to the cost of any work done to the Premises by Tenant. Tenant’s right to exercise the extension option is expressly subject to the satisfaction of all of the following conditions on both the date Tenant exercises the extension option and the commencement date of the Extension Period: (i) an Event of Default shall not exist under this Lease; (ii) Tenant must be in occupancy of the entire Premises; and (iii) Tenant must not have sublet any part of the Premises other than as permitted by Section 16.7 hereof. If all of the foregoing conditions are not satisfied on both the date Tenant exercises the Extension Option and the commencement date of the Extension Period, then unless Landlord elects in writing (in its sole discretion) to waive any of such conditions, any notice exercising the extension option will be automatically null and void. Any waiver of the condition set forth in clause (i) above shall not constitute a waiver of such default, but simply a waiver of such condition in connection with Tenant’s exercise of its extension option for the applicable Extension Period.

31.2                                                                        Extension Period Rent. (a) Tenant shall pay to Landlord, as Basic Rent during the Extension Period, the Fair Market Rental Value of the Premises. “Fair Market Rental Value” means the annual basic rent for each year of the relevant period for which, on the terms and conditions of this Lease, a willing landlord would rent the Premises to a willing tenant with neither party being compelled to rent and after appropriate exposure of the Premises to the market for a reasonable period of time taking into account all relevant factors, including, without limitation, the resetting of the Base Period, and rent concessions and refitting allowances, if any, and the fact that Landlord is not obligated to perform any work to prepare the Premises for Tenant’s occupancy with respect to the Extension Period. Notwithstanding the forgoing, in no event will the Fair Market Rental Value be less than the Basic Rent plus the Additional Rent payable for the year immediately preceding the commencement of the Extension Period.

(b)                                 At least one hundred eighty (180) days prior to the expiration of the initial Term, Landlord and Tenant shall endeavor to mutually agree upon the Fair Market Rental Value. If the parties do not agree on the Fair Market Rental Value prior to ninety (90) days prior to the expiration of the initial Term, as evidenced by an amendment to this Lease executed by Landlord and Tenant, then, no later than seventy-five (75) days prior to the expiration of the initial Term, Landlord and Tenant shall deliver to each other Landlord’s or Tenant’s, as the case may be, determination of the Fair Market Rental Value. If the two determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the two determinations. If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more, then the Fair Market Rental Value will be determined pursuant to Section 31.2(c).

(c)                                  If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more, then, within ten (10) days after each party delivers to the other party such party’s determination of the Fair Market Rental Value, Landlord and Tenant shall each appoint one disinterested appraiser having the qualifications set forth herein. Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising multi-tenanted office buildings in northern New Jersey as a MAI appraiser. If either Landlord or Tenant fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Landlord or Tenant, as the case may be, shall appoint an appraiser having the qualifications set forth herein. As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Landlord and Tenant in writing of their determination of the Fair Market Rental Value. The Fair Market Rental Value so selected by the two appraisers will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. If the two appraisers are unable to agree as to the Fair Market Rental Value, but their determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the determinations of the two appraisers. If the two appraisers’ determinations differ by five percent (5%) or more, then the two appraisers shall, promptly agree upon and appoint a third appraiser having the qualifications set forth herein. The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraisers determination of Fair Market Rental Value is the closest to the actual Fair Market Rental Value, taking into account the requirements of this Section 31.2, and shall notify Landlord and Tenant thereof. The Fair Market Rental Value selected by the third appraiser will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. Upon the determination of the Fair Market Rental Value, Landlord and Tenant shall promptly execute an instrument setting forth the amount of such Fair Market Rental Value.

(d)                                 If Tenant becomes obligated to pay Basic Rent for the Extension Period prior to the determination of Fair Market Rental Value pursuant to this Section 31.2, Tenant shall commence paying the Basic Rent in an amount equal to the monthly installment of Basic Rent for the month immediately prior to the Extension Period. Within five (5) days of the determination of Fair Market Rental Value, Tenant shall pay to Landlord the difference, if any, between the Basic Rent paid by Tenant pursuant to the foregoing sentence and the Fair Market Rental Value for such period. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of the other expenses of any appraisal proceeding, including, if applicable, the fees and expenses of a third appraiser.

ARTICLE 32

RIGHT OF FIRST OFFER

32.1                (a)                                 Subject to the provisions of this Article 32, if during the Term, any Offer Space becomes available for leasing, Landlord agrees to notify Tenant of the availability of the Offer Space (“Landlord’s Offer Space Notice”) at any time determined by Landlord, so long as such notification is before Landlord’s execution of a lease agreement with a third party for the Offer Space. As used herein, the term “Offer Space” means any office space located on the third (3rd) floor or fourth (4th) floor of the Building. Landlord’s Offer Space Notice shall (i) identify which Offer Space is becoming available (the “Designated Offer Unit”), (ii) set forth the date on which Landlord reasonably anticipates it can deliver possession of the Designated Offer Unit, and (iii) specify the material terms and conditions pursuant to which Landlord desires to lease the Designated Offer Unit, including, the basic annual rent for the Designated Offer Unit (which terms shall be in Landlord’s sole discretion). Notwithstanding the foregoing, if Landlord desires to enter into a lease with a third party for all or any portion of the Offer Space together with other space in the Building, then, in satisfaction of Landlord’s obligation under this Article 32, Landlord shall have the right to offer Tenant the space which Landlord desires to lease to the third party (i.e., the space which includes all or any portion of the Offer Space together with such other space in the Building) and such space shall be deemed to be the Designated Offer Unit for purposes of this Article 32. Within ten (10) days after its receipt of Landlord’s Offer Space Notice, Tenant shall notify Landlord whether Tenant desires to lease the Designated Offer Unit on the terms and conditions set forth in Landlord’s Offer Space Notice and this Article 32 (“Tenant’s Offer Space Notice”), TIME BEING OF THE ESSENCE with respect to the delivery of Tenant’s Offer Space Notice. If Tenant fails to notify Landlord of its desire to lease the Designated Offer Unit within said ten (10) day period, then Tenant shall be deemed to have permanently waived its right to lease the Designated Offer Unit, and Landlord shall have the right to lease the Designated Offer Unit to any other person or entity on terms and conditions acceptable to Landlord in its sole discretion; provided however, with respect to the first lease that Landlord enters into after Tenant has waived (or is deemed to have waived) its right to lease the Designated Offer Unit, if Landlord shall desire to lease the Designated Offer Unit to another person (“Third Party Lease”) and the “material economic terms” of such Third Party Lease when considered collectively are “substantially different” from the “material economic terms” considered collectively which were set forth in the original Landlord’s Offer Space Notice for such Designated Offer Unit, then Tenant’s rights with respect to the Designated Offer Unit under this Article 32 shall be reactivated; and provided further, however, if Landlord fails to enter into a lease with a third party for the Designated Offer Unit within two hundred seventy (270) days of the date that Landlord delivered the Landlord’s Offer Space Notice to Tenant, then, Tenant’s rights under this Article 32 shall be reactivated. For the avoidance of doubt, Landlord may, if it elects, give to Tenant more than one Landlord’s Offer Space Notice in any two hundred seventy (270) day period, which subsequent Landlord’s Offer Space Notices, if given, would extend the period in which Landlord has to lease the Designated Offer Unit to a third party free of Tenant’s rights (assuming that Tenant does not elect to lease the Designated Offer Unit in accordance with the provisions hereof after receiving the subsequent Landlord’s Offer Space Notice). For purposes of this Section 32.1(a), “material economic terms” shall be the basic rent, additional rent, improvement allowances and free rent or other financial incentives which collectively comprise the financial portion of the terms and conditions of Landlord’s Offer Space Notice or the Third Party Lease, as the case may be, and “substantially different” shall mean that the material economic terms set forth in the Third Party Lease, when considered collectively, shall be more than ten percent (10%) more beneficial to the third party than the material economic terms, when considered collectively, which were set forth in Landlord’s Offer Space Notice given by Landlord to Tenant.

(b)           If Tenant notifies Landlord of its desire to lease the Designated Offer Unit within said ten (10) day period, then, as of the date of Tenant’s notice, Tenant shall be deemed to have leased the Designated Offer Unit on the terms and conditions set forth in this Article 32; to memorialize such leasing, Tenant shall execute, at Landlord’s election, a new lease or an amendment to this Lease (such new lease or amendment being called the “Offer Space Lease”) for the Designated Offer Unit, which Offer Space Lease shall contain the same terms and conditions as set forth in this Lease, except (i) such terms and conditions shall be modified to reflect the terms and conditions of Landlord’s Offer Space Notice, (ii) the Offer Space Lease shall not contain the provisions of this Article 32, Article 31, Article 33, Article 34 or Article 35 of this Lease, (iii) the term of such leasing shall commence on the date on which Landlord delivers possession of the Designated Offer Unit to Tenant, unless Landlord, in its sole discretion, elects to designate a different Offer Space Commencement Date in Landlord’s Offer Space Notice, (iv) with respect to the leasing of a Designated Offer Unit pursuant to a Landlord’s Offer Space Notice given prior to the first (1st) anniversary of the Commencement Date, the term of the leasing of the Designated Offer Unit shall be co-terminus with the Term of this Lease, including any Extension Period, (v) Tenant agrees to accept the Designated Offer Unit in its “as is” condition as of the commencement of such leasing, except for any work which Landlord, in its sole discretion, elects to perform as specified in Landlord’s Offer Space Notice, and (vi) the rent for the Designated Offer Unit shall start on the commencement of such leasing, except if Landlord elects, in its sole discretion, for the rent to start on a different date as specified in Landlord’s Offer Space Notice. Notwithstanding anything to the contrary contained in this Article 32, Tenant’s failure or refusal to execute the Offer Space Lease shall not be deemed to rescind Tenant’s notice to Landlord, and Tenant shall remain bound by the terms of this Article 32.

32.2        Notwithstanding anything to the contrary contained in this Article 32, Tenant hereby acknowledges and agrees that its right of first offer is subject to any rights granted prior to the date of this Lease by Landlord to any other tenant of the Building as identified on Schedule K attached hereto and Landlord’s right, in its sole discretion, to extend and/or renew the lease of any tenant now or hereafter occupying or leasing any of the Offer Space.

32.3        In the event Tenant assigns this Lease or sublets all or any portion of the Premises to any person or entity (except for an assignment or sublet pursuant to Section 16.7 hereof), then the provisions of this Article 32 shall be deemed automatically null and void, and of no further force or effect. The rights of first offer granted to Tenant pursuant to this Article 32 shall be deemed personal to the Tenant named on the first page of this Lease and cannot be assigned separately from this Lease or in connection with an assignment of this Lease (except for an assignment pursuant to Section 16.7 hereof).

32.4        Tenant acknowledges and agrees that the provisions of this Article 32 shall not apply during any period of time there is an Event of Default (or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Lease) and that during such period, Landlord shall have the right to enter into a lease for all or any part of the Offer Space without first offering said space to Tenant

32.5        In the event Tenant waives, or is deemed to have waived, its right to lease any Offer Space pursuant to this Article 32, then within ten (10) days after request of Landlord, Landlord and Tenant shall enter into an agreement memorializing Tenant’s waiver; provided, however, Tenant’s failure or refusal to execute such agreement shall not affect Tenant’s waiver, or deemed waiver, as the case may be.

ARTICLE 33

REPRESENTATIONS

33.1        Landlord represents to Tenant as follows as of the date hereof:

(a)           Landlord is duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceedings pending or, to its Actual Knowledge, contemplated, for its dissolution or reorganization, voluntary or involuntary;

(b)           Landlord is the fee simple and record owner of the Land and Building and has full right and authority under its organizational documents to enter into this Lease and perform Landlord’s obligations under this Lease;

(c)           This Lease is binding upon and enforceable against Landlord in accordance with its terms, and entering into this Lease will not result in a breach of, or constitute a default or permit acceleration and maturity under any indenture, mortgage, deed of trust, loan agreement or other agreement to which Landlord is subject or by which Landlord is bound; and

(d)           To the Actual Knowledge of Landlord, Landlord has not received any uncured notice of violation of Legal Requirements with respect to the Land and/or the Building including, without limitation, violation of any Environmental Laws

33.2     Tenant represents to Landlord as follows as of the date hereof:

(a)           Tenant is duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceedings pending or, to its knowledge, contemplated, for its dissolution or reorganization, voluntary or involuntary;

(b)           Tenant has full right and authority under its organizational documents to enter into this Lease and perform Tenant’s obligations under this Lease; and

(c)           This Lease is binding upon and enforceable against Tenant in accordance with its terms, and entering into this Lease will not result in a breach of, or constitute a default or permit acceleration and maturity under any loan agreement or other agreement to which Tenant is subject or by which Tenant is bound.

ARTICLE 34

BACK UP GENERATOR

34.1     Subject to the terms of this Article 34 and other applicable provisions of this Lease, Tenant may, at its sole cost and expense throughout the Term, install, maintain, repair, replace, alter and operate (i) an emergency electric generator and related equipment and facilities, including, without limitation, a concrete slab below the generator, (collectively, the “Generator”) to provide a back-up electricity source for certain equipment used by Tenant in the Premises, in an area on the Property to be designated by Landlord (the “Generator Location Area”) and (ii) transmission lines, wires, cables, risers and conduits (collectively, “Generator Conduits”) through conduit space in the Building reasonably designated by Landlord for the operation of the Generator, (the Generator and the Generator Conduits and any alterations thereto or replacements thereof being called herein collectively, the “Generator Equipment”). To exercise said right, Tenant shall submit to Landlord for its approval (which shall not be unreasonably withheld, conditioned, denied or delayed) (x) a detailed description of the proposed Generator Equipment and (y) plans and specifications in form reasonably satisfactory to Landlord for the Generator Equipment. Said plans and specifications shall be in compliance with all Legal Requirements and Insurance Requirements. Within thirty (30) days after receipt of said description and said plans and specifications, Landlord shall notify Tenant whether Landlord approves or disapproves the installation of the proposed Generator Equipment. Tenant acknowledges that Landlord’s review and approval rights with respect to the Generator Equipment shall include, but shall not be limited to, consideration of the size, weight, affect on Building systems, affect on other tenants and occupants of the Building, aesthetics and manner of attachment and installation, and the affect on the character of the Property and Building. If Landlord disapproves the proposed Generator Equipment, Landlord shall specify the reasons for such disapproval in said notice.

34.2     Prior to commencing the installation of the Generator Equipment, Tenant shall obtain Landlord’s approval of the proposed contractor, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant shall deliver to Landlord a copy of all governmental approvals and permits required in connection with the installation of the Generator Equipment. Tenant agrees to construct the Generator Equipment strictly in accordance with the approved plans and specifications and to complete such work expeditiously, in a good and workmanlike manner, free and clear of all Liens and in compliance with all Legal Requirements and Insurance Requirements. Supplementing the foregoing, Tenant agrees further to comply with all other applicable provisions of this Lease with respect to the installation, maintenance, repair, alteration, use, operation and replacement of the Generator Equipment and access thereto, including, without limitation, Article 7, Article 10 and Article 11 hereof.

34.3     Tenant hereby covenants and agrees that (i) Tenant shall, at its sole cost and expense, comply with all Legal Requirements (including, without limitation, Environmental Laws) and Insurance Requirements and procure and maintain all necessary permits and approvals required in connection with the operation, installation, maintenance, repair, alteration and replacement of the Generator Equipment; (ii) the Generator Equipment shall not adversely affect, undermine or unreasonably interfere with the structure of the Building, the roof of the Building or any of the systems of the Building (including, without limitation, the electrical, plumbing, heating, ventilating, air conditioning and life safety systems); (iii) the Generator Equipment shall not unreasonably interfere with the use and enjoyment of the Building by other occupants of any portion thereof; (iv) Tenant shall, at its sole cost and expense, promptly repair any damage (whether structural or non-structural) caused to the Property or its fixtures, equipment and appurtenances by reason of the installation, maintenance, repair, alteration, replacement or operation of the Generator Equipment (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the costs thereof within thirty (30) days after receipt of demand therefor from Landlord); (v) the Generator Equipment shall not emit sound which is audible in any leasable areas of the Building other than the Premises or cause any vibration; (vi) Tenant shall pay any additional or increased insurance premiums incurred by Landlord, and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with the Generator Equipment; (vii) Tenant shall cooperate, at Tenant’s cost and expense, with Landlord in connection with the maintenance, repair and replacement by Landlord of the Property, including without limitation, by temporarily moving the Generator, upon prior written notice from Landlord, to accommodate such maintenance, repair or replacement; (viii) Tenant shall, at its sole cost and expense, maintain the Generator Equipment in good order and condition and in compliance with all Legal and Insurance Requirements and (ix)

unless the Generator runs on natural gas, Tenant shall maintain pollution legal liability insurance, covering claims for bodily injury and property damage both on-site and off-site, and cleanup costs arising from pollution conditions on or emanating from the Property, which insures both the Generator Equipment and Tenant’s operations thereof, in an amount of at least Two Million ($2,000,000) Dollars for each occurrence. The insurance maintained by Tenant pursuant to clause (ix) above shall comply with all of the provisions of this Lease that are applicable to the insurance maintained by Tenant pursuant to Section 14.1(a) hereof.

34.4     Tenant acknowledges that Tenant’s use of the Property and the conduit space in the Building pursuant to this Article 34 is a non-exclusive use, and Landlord may permit any person or entity to use any of the conduit spaces in the Building and any portion of the exterior of the Property, other than the Generator Location Area, for any purpose. Further, Landlord and its agents and representatives shall have the same rights with respect to the Generator Location Area that such parties have with respect to the Premises pursuant to Article 21, and Tenant shall have the same obligations with respect to Generator Location Area that Tenant has with respect to the Premises pursuant to Article 21.

34.5     Notwithstanding anything to the contrary contained in this Lease, Tenant shall remove the Generator Equipment prior to the expiration or earlier termination of the Term and repair any damage to the Property caused by the installation or removal of the Generator Equipment, all at Tenant’s sole cost and expense (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for reasonable out-of-pocket costs thereof within thirty (30) days after receipt by Tenant of Landlord’s demand therefor); provided, however, by written notice to Tenant at least thirty (30) days prior to the Expiration Date, Landlord may elect, in its sole discretion, to require Tenant to leave all or any portion of the Generator Equipment (as specified by Landlord) in place upon the Expiration Date.

34.6     Without limiting Tenant’s obligations under Section 14.3(a), Tenant shall indemnify, defend and hold Landlord and its members, directors, officers, agents and employees harmless from and against any and all liability, damages, claims, costs or expenses arising out of the installation, maintenance, operation, repair, alteration and replacement of any Generator Equipment, together with all costs, expenses and liabilities incurred in or in connection with each such claims or action or proceeding brought thereon (including, without limitation, all reasonable attorneys’ fees and expenses), except for such of the foregoing that arise from the gross negligence or willful misconduct of Landlord or its agents, servants or employees. Tenant’s obligations under this Section 34.6 shall survive the expiration or earlier termination of the Term.

34.7     Tenant shall pay all electric and any other utility costs relating to the Generator Equipment. Landlord shall have the right to require Tenant to pay such costs based on any reasonable method specified by Landlord, including, without limitation, if Landlord elects, tying, at Tenant’s expense, the Generator Equipment into the submeter installed by Landlord pursuant to Section 6.1 hereof. Tenant shall pay such amounts in accordance with a schedule specified by Landlord or, if Landlord does not establish a schedule, within ten (10) days after any request made by Landlord.

34.8     Notwithstanding anything to the contrary contained herein, Landlord shall have the right, from time to time, to require Tenant to relocate Generator Equipment to other locations at the

Property which are satisfactory to Landlord, provided that Landlord pays the actual reasonable costs and expenses incurred by Tenant to relocate such Generator Equipment or other improvements and facilities. Landlord and Tenant shall reasonably cooperate with each other to coordinate the relocation of the Generator Equipment during periods in which the Generator Equipment is not then in use by Tenant. In the event of any relocation of any such Generator Equipment or other improvements pursuant to this Section 34.8, then within ten (10) days after request of Landlord, Landlord and Tenant shall enter into an amendment to this Lease memorializing such relocation; provided, however, Tenant’s failure or refusal to execute such amendment shall not affect any relocation pursuant to this Section 34.8.

34.9        The Generator Equipment shall be for the sole use of Tenant and for no other parties. Tenant shall not resell in any form the use of the Generator Equipment, including, without limitation, the granting of any licensing or other rights.

34.10      The rights granted to Tenant under this Article 34 are personal to the Tenant named in the heading of this Lease, and they cannot be assigned separately from this Lease or in connection with an assignment of this Lease (other than an assignment of this Lease pursuant to Section 16.7).

ARTICLE 35

TELECOMMUNICATIONS EQUIPMENT

35.1        Subject to the requirements of this Article 35 and other applicable provisions of this Lease, Tenant may, at its sole cost and expense throughout the Term, install, maintain, repair, replace, alter and operate a satellite dish and related equipment similar to those customarily used by tenants of Class A office buildings in a multi-tenanted office building (collectively, the “Roof Top Equipment”) on an approximately 50 square foot portion of the roof of the Building in an area to be designated by Landlord (“Tenant’s Roof Top Equipment Area”), and transmission lines, wires, cables, risers and conduits (collectively, “Communications Conduits”) through conduit space in the Building designated by Landlord for the operation of the Roof Top Equipment, (the Roof Top Equipment and the Communications Conduits and any alterations thereto or replacements thereof being called herein collectively, the “Communications Equipment”). Tenant shall use the Communications Equipment only for transmitting and receiving information in connection with the business conducted by Tenant at the Premises.

35.2        To exercise said right, Tenant shall submit to Landlord for its approval (which shall not be unreasonably withheld) (i) a detailed description of the proposed Communications Equipment and (ii) plans and specifications in form reasonably satisfactory to Landlord for the Communications Equipment. Said plans and specifications shall be in compliance with all Legal Requirements and Insurance Requirements. Within twenty (20) days after receipt of said description and said plans and specifications, Landlord shall notify Tenant whether Landlord approves or disapproves the installation of the proposed Communications Equipment. Tenant acknowledges that Landlord’s review and approval rights with respect to the Communications Equipment shall include, but shall not be limited to, consideration of the size, weight, effect on Building systems, effect on other tenants and occupants of the Building, aesthetics and manner of attachment and installation, and the effect on the character of the Property and Building. If Landlord disapproves the proposed Communications Equipment, Landlord shall specify the reasons for such disapproval in said notice.

35.3        Prior to commencing the installation of the Communications Equipment, Tenant shall obtain Landlord’s approval of the proposed contractor, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant shall deliver to Landlord a copy of all governmental approvals and permits required in connection with the installation of the Communications Equipment. Tenant agrees to construct the Communications Equipment strictly in accordance with the approved plans and specifications and to complete such work expeditiously, in a good and workmanlike manner, free and clear of all Liens and in compliance with all Legal Requirements and Insurance Requirements. Supplementing the foregoing, Tenant agrees further to comply with all other applicable provisions of this Lease with respect to the installation, maintenance, repair, alteration, use, operation and replacement of the Communications Equipment and access thereto, including, without limitation, Article 7, Article 10 and Article 11 hereof.

35.4        Tenant hereby covenants and agrees that (i) Tenant shall, at its sole cost and expense, comply with all Legal Requirements and Insurance Requirements and procure and maintain all necessary permits and approvals required in connection with the operation, installation, maintenance, repair, alteration, replacement and removal of the Communications Equipment and maintain the Communications Equipment in a good and safe condition; (ii) the Communications Equipment shall not adversely affect, undermine or interfere with the structure of the Building, the roof system of the Building, any solar panels installed on the roof of the Building, or any of the systems of the Building (including, without limitation, the electrical, plumbing, heating, ventilating, air conditioning and life safety systems); (iii) the Communications Equipment shall not interfere with the use and enjoyment of other areas of the Building by tenants, their employees and other occupants of the Building; (iv) the Communications Equipment shall not interfere with equipment (including, without limitation, telecommunications equipment and solar panels) used by Landlord or tenants, their employees and other occupants of the Building; (v) if the Communication Equipment interferes with equipment (including, without limitation, telecommunications equipment and solar panels) used by Landlord or tenants, their employees and other occupants of the Building, Tenant shall reasonably cooperate with Landlord in connection with eliminating the interference, (vi) Tenant shall, at its sole cost and expense, promptly repair any damage (whether structural or non-structural) caused to the roof or any other portion of the Property or its fixtures, equipment and appurtenances by reason of the installation, maintenance, repair, alteration, replacement or operation of the Communications Equipment (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable out-of-pocket costs thereof within thirty (30) days after receipt of demand therefor from Landlord); (vii) the Communications Equipment shall not emit sound which is audible in any leasable areas of the Building other than the Premises or cause any vibration; (viii) Tenant shall pay any additional or increased insurance premiums incurred by Landlord, and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with the Communications Equipment; (ix) the Communications Equipment, and Tenant’s installation thereof, shall not invalidate any warranties or guarantees relating to the roof of the Building; and (x) Tenant shall cooperate, at Tenant’s cost and expense, with Landlord in connection with the maintenance, repair and replacement by Landlord of the roof of the Building, including without limitation, by temporarily moving the

Communications Equipment, upon prior written notice from Landlord, to accommodate such maintenance, repair or replacement.

35.5        Tenant acknowledges that Tenant’s use of the roof and the conduit space in the Building pursuant to this Article 35 is a non-exclusive use, and Landlord may permit any person or entity to use any of the conduit spaces in the Building and any portion of the roof of the Building, other than Tenant’s Roof Top Equipment Area, for any purpose. Further, Landlord and its agents and representatives shall have the same rights with respect to Tenant’s Rooftop Equipment Area that such parties have with respect to the Premises pursuant to Article 21, and Tenant shall have the same obligations with respect to Tenant’s Rooftop Equipment Area that Tenant has with respect to the Premises pursuant to Article 21.

35.6        Notwithstanding anything to the contrary contained in this Lease, Tenant shall remove the Communications Equipment upon the expiration or earlier termination of the Term and repair any damage to the roof of the Building or other portions of the Property caused by the installation or removal of the Communications Equipment, all at Tenant’s sole cost and expense (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for reasonable out-of-pocket costs thereof within thirty (30) days after receipt by Tenant of Landlord’s demand therefor). Landlord shall have no liability to repair or maintain the Communications Equipment.

35.7        Tenant’s access to the roof of the Building shall be subject to Landlord’s reasonable security regulations. Landlord shall have the right to require, as a condition to access to the roof or the Communications Conduits, that Tenant or Tenant’s agents, contractors or employees at all times be accompanied by a representative of Landlord. Tenant shall pay Landlord for the costs of furnishing such a representative within thirty (30) days after receiving any request therefor from Landlord.

35.8        Without limiting Tenant’s obligations under Section 14.3(a), Tenant shall indemnify, defend and hold Landlord and its members, directors, officers, agents and employees harmless from and against any and all liability, damages, claims, costs or expenses arising out of the installation, maintenance, operation, repair, alteration and replacement of any Communications Equipment, together with all costs, expenses and liabilities incurred in or in connection with each such claims or action or proceeding brought thereon (including, without limitation, all reasonable attorneys’ fees and expenses), except for such of the foregoing that arise from the gross negligence or willful misconduct of Landlord or its agents, servants or employees. Tenant’s obligations under this Section 35.8 shall survive the expiration or earlier termination of the Term.

35.9        Tenant shall pay all electric and any other utility costs relating to the Communications Equipment. Landlord shall have the right to require Tenant to pay such costs based on any reasonable method specified by Landlord, including, without limitation, if Landlord elects (i) tying, at Tenant’s expense, the Communications Equipment into the direct meter, submeter or check meter for the Premises pursuant to Section 6.1 hereof, (ii) installing separate direct meter(s), submeter(s) or check meters for the Communications Equipment, at Tenant’s expense or (iii) requiring Tenant to pay the costs based on a survey of consumption performed from time to time, at Tenant’s expense. Tenant shall pay such amounts in accordance with a schedule specified by Landlord or, if Landlord does not establish a schedule, within thirty (30) days after any written request made by Landlord.

35.10      Notwithstanding anything to the contrary contained herein, Landlord shall have the right, from time to time, to require Tenant to relocate Communications Equipment to other locations at the Property which are satisfactory to Landlord, provided that Landlord pays the actual reasonable costs and expenses incurred by Tenant to relocate such Communications Equipment and provided further that the relocation shall not impair in any material respect the functioning of the Communications Equipment. In the event of any relocation of any such Communications Equipment pursuant to this Section 35.10, then within thirty (30) days after written request from Landlord, Landlord and Tenant shall enter into an amendment to this Lease memorializing such relocation; provided, however, Tenant’s failure or refusal to execute such amendment shall not affect any relocation pursuant to this Section 35.10.

35.11      The rights granted to Tenant under this Article 35 are personal to the Tenant named in the heading of this Lease, and they cannot be assigned separately from this Lease or in connection with an assignment of this Lease (other than an assignment of this Lease pursuant to Section 16.7).

ARTICLE 36

AMENITIES

36.1     During the Term (as may be extended or renewed), Landlord shall provide a conference room in the Building for use by tenants and occupants of the Building (the “Conference Room”). Tenant may reserve the use of the Conference Room, at no charge to Tenant, for its employees from time to time in accordance with and subject to reasonable rules and regulations established by Landlord, which rules and regulations shall be enforced by Landlord in a non-discriminatory manner. Landlord shall establish reasonable procedures for the reservation by tenants of the Conference Room. The hours of operation of the Conference Room shall be determined by Landlord, but no less than the Building Hours. Tenant shall comply with any reasonable rules and regulations established by Landlord in connection with the Conference Room. Landlord reserves the right, at any time, to relocate the Conference Room to another location in the Building, or to alter the Conference Room or the facilities therein.

36.2     During the Term Landlord shall provide an exercise and fitness facility in the Building for common use by tenants and occupants of the Building (the “Fitness Facility”). Tenant and its employees working in the Premises may utilize the Fitness Facility, at no additional charge, for its intended purpose on a non-exclusive basis in common with others whom Landlord permits to use such facilities and in accordance with Landlord’s rules and regulations. The Fitness Facility shall be available for use during such hours established by Landlord (but no less than Building Hours) on all Mondays through Saturdays (except Building Holidays). Tenant shall comply with any reasonable rules and regulations established by Landlord in connection with the Fitness Facility. The rules and regulations may include a requirement that the users of the Fitness Facility sign a waiver and release of liability in Landlord’s Building standard form. Landlord reserves the right, at any time, to relocate the Fitness Facility to another location in the Building, and to alter the Fitness Facility or the facilities therein.

36.3     Landlord shall operate during the Term of the Lease, or cause to be operated, a cafeteria or similar food service in the Building for common use by tenants and occupants of the Building for service of breakfast and lunch (such service is referred to as the “Cafeteria”), and Tenant and its employees working in the Premises may utilize the Cafeteria for its intended purposes on a non-exclusive basis in common with other tenants and occupants of the Building whom Landlord permits to use the Cafeteria and in accordance with Landlord’s rules and regulations. The hours of operation of the Cafeteria shall be established by Landlord provided breakfast and lunch are served on all Mondays through Fridays (other than Building Holidays). Tenant shall comply with any reasonable rules and regulations established by Landlord or any third party operator in connection with the Cafeteria. Landlord reserves the right, at any time, to relocate the Cafeteria to another location in the Building, or to alter the Cafeteria or the facilities or services therein.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	Landlord:

184 PROPERTY OWNER, LLC

/s/ Candace Robb	By:	/s/ Giorgios L. Vlamis
Name: Giorgios L. Vlamis
Title: Authorized Signatory

WITNESS:	Tenant:

BELLEROPHON THERAPEUTICS, INC.

/s/ Megan Jones	By:	/s/ Jon Peacock
Megan Jones		Name: Jon Peacock
Title: Chairman & CEO

SCHEDULE A

LEGAL DESCRIPTION OF LAND

Schedule A

Legal Description

EXHIBIT "A"

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE TOWNSHIP OF WARREN, COUNTY OF SOMERSET, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHERE THE NORTHERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 78 INTERSECTS THE EASTERLY SIDELINE OF MARTINSVILLE ROAD, AND RUNNING; THENCE

1. ALONG .THE EASTERLY SIDELINE OF MARTINSVILLE ROAD, NORTH SEVEN DEGREES FORTY-SEVEN MINUTES TEN SECONDS EAST A DISTANCE OF TWO HUNDRED SIXTEEN AND ELEVEN HUNDREDTHS FEET TO A POINT OF CURVATURE; AND RUNNING; THENCE

2. STILL ALONG THE EASTERLY SIDELINE OF MARTINSVILLE ROAD, ON A CURVE TO THE LEFT HAVING A RADIUS OF TWO THOUSAND THIRTY-NINE AND SIXTY-ONE HUNDREDTHS FEET AND A CENTRAL ANGLE OF ONE DEGREES NINE MINUTES FORTY-NINE SECONDS A DISTANCE OF FORTY-ONE AND FORTY-TWO HUNDREDTHS FEET TO A POINT OF TANGENCY; AND RUNNING; THENCE

3. STILL ALONG THE EASTERLY SIDELINE OF MARTINSVILLE ROAD, NORTH SIX DEGREES THIRTY-SEVEN MINUTES TWENTY-ONE SECONDS EAST A DISTANCE OF FORTY-SIX AND SEVENTY-FIVE HUNDREDTHS FEET TO A POINT; THENCE

4. ALONG THE SAME ON A CURVE TO THE LEFT HAVING A RADIUS OF NINE HUNDRED SEVENTEEN AND NINETY-FIVE HUNDREDTHS FEET A CENTRAL ANGLE OF ELEVEN DEGREES, FIFTEEN MINUTES FORTY-FIVE SECONDS AND A DISTANCE OF ONE HUNDRED EIGHTY AND FORTY-FOUR HUNDREDTHS FEET TO A POINT WHERE THE EASTERLY SIDELINE OF MARTINSVILLE ROAD INTERSECTS THE SOUTHERLY RIGHT-OF-WAY LINE OF THE PUBLIC SERVICE ELECTRIC AND GAS COMPANY RIGHT-OF-WAY AND RUNNING; THENCE

5. ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF THE PUBLIC SERVICE ELECTRIC AND GAS RIGHT-OF-WAY NORTH EIGHTY FOUR DEGREES TWENTY-ONE MINUTES FORTY-SIX SECONDS EAST A DISTANCE OF ONE THOUSAND FIVE HUNDRED ELEVEN AND SEVENTEEN HUNDREDTHS FEET TO THE SOUTHERLY BANK OF THE DEAD RIVER AND RUNNING; THENCE THE FOLLOWING FOUR COURSES

6. ALONG THE SOUTHWESTERLY BANK OF THE DEAD RIVER SOUTH TWENTY-SEVEN DEGREES SIXTEEN MINUTES FORTY-NINE SECONDS EAST A DISTANCE OF ONE HUNDRED TWENTY-SIX AND FIFTY-ONE HUNDREDTHS TO A POINT AND RUNNING; THENCE

7. SOUTH FORTY-SIX DEGREES SEVENTEEN MINUTES, THIRTY NINE SECONDS EAST A DISTANCE OF NINETY-THREE AND THIRTY-TWO HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

8. SOUTH FIFTY-=SIX DEGREES FOUR MINUTES FORTY SECONDS EAST A DISTANCE OF ONE HUNDRED THREE AND TEN UNDREDTHS FEET TO A POINT ; AND RUNNING; THENCE

9. SOUTH SEVENTY=THREE DEGREES FORTY-FOUR MINUTES FIVE SECONDS EAST A DISTANCE OF SEVENTY-EIGHT AND SEVENTEEN HUNDREDTHS FEET TO A CORNER OF LANDS OF THE TOWNSHIP OF WARREN AND RUNNING, THENCE

10. ALONG THE NORTHWESTERLY LINE OF LANDS OF THE TOWNSHIP OF WARREN SOUTH FORTY-THREE DEGREES FOUR MINUTES FIFTY-SIX SECONDS WEST A DISTANCE OF TWO HUNDRED EIGHTY THREE AND ZERO HUNDREDTHS FEET TO A CORNER OF LAND OF THE TOWNSHIP OF WARREN AND RUNNING; THENCE

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LEGAL DESCRIPTION

11. ALONG THE SOUTHWESTERLY LINE OF LANDS OF THE TOWNSHIP OF WARREN SOUTH FORTY-SIX DEGREES FIFTY-FIVE MINUTES FOUR SECONDS EAST A DISTANCE OF SIX HUNDRED THIRTY AND ZERO HUNDREDTHS FEET TO A CORNER OF LAND OF THE TOWNSHIP OF WARREN AND RUNNING; THENCE

12. ALONG THE SOUTHEASTERLY LINE OF LANDS OF THE TOWNSHIP OF WARREN NORTH FORTY-FOUR DEGREES FORTY-EIGHT MINUTES FORTY-ONE SECONDS EAST A DISTANCE OF FOUR HUNDRED TWENTY-FIVE AND ZERO HUNDREDTHS FEET TO A POINT ON THE SOUTHWESTERLY BANK OF THE DEAD RIVER, AND RUNNING; THENCE THE FOLLOWING FIVE COURSES ALONG THE SOUTHWESTERLY BANK OF THE DEAD RIVER

13. SOUTH SIXTY-FIVE DEGREES TWENTY MINUTES FIFTY-TWO SECONDS EAST A DISTANCE OF SIXTY-SEVEN AND SEVENTY-THREE HUNDREDTHS TO A POINT; AND RUNNING THENCE

14. SOUTH EIGHTY-SIX DEGREES FORTY-TWO MINUTES TEN SECONDS EAST A DISTANCE OF EIGHTY-SEVEN AND FIFTY-THREE HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

15. SOUTH SEVENTY-SEVEN DEGREES SEVEN MINUTES FORTY-SIX SECONDS EAST A DISTANCE OF FORTY-ONE AND SEVENTY-SEVEN HUNDREDTHS FEET TO A POINT, AND RUNNING; THENCE

16. SOUTH SEVENTY-SEVEN DEGREES FIFTY-FIVE MINUTES FIFTY-FOUR SECONDS EAST A DISTANCE OF FORTY-ONE AND THIRTY HUNDREDTHS FEET TO A POINT, AND RUNNING; THENCE

17. NORTH EIGHTY-NINE DEGREES ELEVEN MINUTES TWO SECONDS EAST A DISTANCE OF FORTY-FOUR AND FIVE HUNDREDTHS FEET TO A CORNER OF LOT 17 LANDS NOW OR FORMERLY OF H.W. EVANS AND W.F. REIS, AND RUNNING; THENCE

18. ALONG THE WESTERLY LINE OF LANDS OF SAID LOT 17 SOUTH THIRTEEN DEGREES FIVE MINUTES TWENTY-NINE SECONDS WEST A DISTANCE OF SIX HUNDRED FORTY-EIGHT AND TWENTY-SEVEN HUNDREDTHS FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 78 AND RUNNING; THENCE THE FOLLOWING FIFTEEN COURSES ALONG THE NORTHERLY RIGHT-OF-WAY OF U.S. INTERSTATE HIGHWAY ROUTE 78.

19. ON A CURVE TO THE RIGHT IN A WESTERLY DIRECTION HAVING A RADIUS OF FOURTEEN THOUSAND NINE HUNDRED AND ZERO HUNDREDTHS FEET AND A CENTRAL ANGLE OF ZERO DEGREES ELEVEN MINUTES THIRTY-NINE AND FIFTY HUNDREDTHS SECONDS A DISTANCE FIFTY AND FIFTY-THREE HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

20. NORTH EIGHTY-TWO DEGREES TWENTY-SEVEN MINUTES EIGHTEEN SECONDS WEST A DISTANCE OF TWO HUNDRED NINETEEN AND TEN THOUSANDS FEET TO A POINT AND RUNNING; THENCE

21. NORTH EIGHTY-FOUR DEGREES THIRTY- NINE MINUTES ZERO SECONDS WEST A DISTANCE TWO HUNDRED SEVENTY-NINE AND FIFTY-EIGHT HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

22. NORTH EIGHTY SIX DEGREES FORTY-SEVEN MINUTES FIFTY-ONE SECONDS WEST A DISTANCE OF FOUR HUNDRED AND TWENTY-EIGHT HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

23. NORTH EIGHTY FOUR DEGREES THIRTY-NINE MINUTES ZERO SECONDS WEST A DISTANCE SIX HUNDRED SIXTY-TWO AND FIFTY-THREE HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

24. NORTH SEVENTY-SIX DEGREES FORTY-THREE MINUTES THIRTY-THREE SECONDS WEST A DISTANCE OF TWO HUNDRED SIXTY-NINE AND FORTY HUNDREDTHS FEET

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Legal Description

TO A POINT AND RUNNING; THENCE

25. IN A NORTHWESTERLY DIRECTION ON A CURVE TO THE RIGHT HAVING A RADIUS OF FOUR HUNDRED FORTY AND ZERO HUNDREDTHS FEET AND A CENTRAL ANGLE OF THIRTY DEGREES TWENTY-EIGHT MINUTES THIRTY ONE SECONDS A DISTANCE OF TWO HUNDRED THIRTY FOUR AND THREE HUNDREDTHS FEET TO A POINT OF TANGENCY AND RUNNING; THENCE

26. NORTH THIRTY-NINE DEGREES TWELVE MINUTES FIFTY SECONDS WEST A DISTANCE OF TWENTY-EIGHT AND SIXTY-FOUR HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

27. SOUTH EIGHTY-SIX DEGREES THIRTY-TWO MINUTES FIFTY-SIX SECONDS EAST A DISTANCE OF ONE HUNDRED FORTY-FIVE AND NINETY-EIGHT HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

28. IN A NORTHWESTERLY DIRECTION ON A CURVE TO THE RIGHT HAVING A RADIUS OF THREE HUNDRED FORTY AND ZERO HUNDREDTHS FEET AND A CENTRAL ANGLE OF ELEVEN DEGREES FIFTY-FIVE MINUTES FIFTY SEVEN SECONDS A DISTANCE OF SEVENTY AND EIGHTY-ONE HUNDREDTHS FEET TO A POINT OF TANGENCY AND RUNNING; THENCE

29. NORTH THIRTY-NINE DEGREES TWELVE MINUTES FIFTY SECONDS WEST A DISTANCE OF ONE HUNDRED THIRTY-THREE AND TWENTY-EIGHT HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

30. NORTH EIGHTY-SIX DEGREES THIRTY-TWO MINUTES FIFTY-SIX SECONDS WEST DISTANCE OF ONE HUNDRED THIRTY-SIX AND FORTY-NINE HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

31. IN A NORTHWESTERLY DIRECTION ON A CURVE TO THE LEFT HAVING A RADIUS OF TWO HUNDRED SIXTY—TWO AND ZERO HUNDREDTHS FEET AND A CENTRAL ANGLE OF THIRTY-NINE DEGREES FIFTY-NINE MINUTES EIGHT SECONDS A DISTANCE OF ONE
HUNDRED EIGHTY-TWO AND EIGHTY-FOUR HUNDREDTHS FEET TO A POINT OF TANGENCY AND RUNNING; THENCE

32. NORTH EIGHTY-TWO DEGREES TWELVE MINUTES FIFTY SECONDS WEST A DISTANCE OF ONE HUNDRED SEVEN AND FORTY-FOUR HUNDREDTHS FEET TO A POINT AND RUNNING; THENCE

33. NORTH SIXTY-THREE DEGREES THIRTEEN MINUTES FORTY-ONE SECONDS WEST A DISTANCE OF SEVENTY AND FORTY-FIVE HUNDREDTHS FEET TO THE POINT AND PLACE OF BEGINNING.

THE ABOVE DESCRIPTION IS IN ACCORDANCE WITH A SURVEY PREPARED BY JOHN K. HAUBNER, L.S., DATED NOVEMBER 7, 1985 LAST REVISED TO JUNE 24, 1991.

FOR INFORMATIONAL PURPOSES ONLY: BEING KNOWN AND DESIGNATED AS BLOCK 5, LOT 1.01 ON THE OFFICIAL TAX MAP OF THE TOWNSHIP OF WARREN, SOMERSET COUNTY, NEW JERSEY.

PAGE 2 of 3

SCHEDULE B

PREMISES

SCHEDULE C

JANITORIAL SERVICES

Landlord shall perform the following general office cleaning services between the hours of 6:00 p.m. and 7:00 AM., Monday through Friday, of each week (with the exception of Building Holidays) and said cleaning shall not be rescheduled by Tenant’s overtime or extraordinary use of the Building or Premises.

A.                                    Empty all wastepaper baskets, wipe out with damp cloth if necessary.

B.                                    Sweep and/or dust-mop all hard surfaced flooring.

C.                                    Carpet sweep all areas requiring same. Said areas to be vacuumed clean twice weekly; conduct spot cleaning where necessary.

D.                                    Deposit all wastepaper from baskets in plastic bags (to be supplied by contractor), placing same in locations as shall be designated convenient for the removal thereof. Landlord shall not be responsible for the removal of large boxes, wooden pallets or excessive amounts of waste paper, office equipment of any kind including, but not limited to, cpu’s, monitors, copiers and facsimile machines. Tenant shall cooperate with recycling programs in effect, or which may be instituted at a later date.

E.                                     Within pantry area, if any, wipe down countertops and table tops daily and remove ordinary amounts of trash therefrom.

F.                                      Hand dust all desks, chairs, worktables, office furniture and equipment within normal arms reach, provided free of paperwork.

G.                                    Damp dust and wipe clean all glass tops, desks and tables (removing all finger marks and smudges from same).

H.                                   Wipe clean of finger marks and maintain all brass and other bright work.

I.                                        Wash and clean tops of water coolers and fountains and floors and wall areas surrounding same.

J.                                        Wisk brush all fabric covered furniture monthly.

K.                                    Instruct all employees to notify their supervisor, who in turn shall notify the proper designated representative of the Building, of any irregularity found in any office during the nightly tour of office cleaning.

L.                                     After cleaning, all electric lamps are to be extinguished, office windows closed, office doors closed and Premises to be left in a neat and orderly condition.

M.                                 Ledges, moldings, venetian blinds and other high dusting once per year.

N.                                    Clean inside of exterior windows once per year, provided window sills are free of articles and access is not restricted by Tenant.

O.                                    Spot clean washable wall, partition and door surfaces.

P.                                      Clean and sanitize all drinking fountains. Polish stainless steel and chrome.

Weekly

•      Dust all vertical surfaces

•      Spot clean all partition and office window glass (removing fingerprints, smudges, etc.

•      Broom sweep or vacuum all stairs and landings

Semi-annually

•      Strip and refinish all resilient tile floors, applying two (2) coats of metal interlock floor finish

•      Clean interior and exterior surfaces of all windows

SCHEDULE D

FINISH WORK

1.             Landlord shall provide the Premises in “AS IS” condition, subject to Landlord performing, through the General Contractor, the work (the “Finish Work”) as shown on the schematic plan attached as Schedule D-1 hereto (the “Preliminary Plans”) and in accordance with the Working Plans (as defined below). Landlord shall obtain, or cause the General Contractor to obtain, all permits necessary for construction of the Finish Work and shall cause the General Contractor to construct the Finish Work in a good and workmanlike manner and in compliance with all applicable laws and regulations using building standard construction materials.

2.

(a)           As soon as reasonably possible after the date of execution of this Lease, but in no event later than ten (10) Business Days after the execution of this Lease, Tenant shall deliver to Landlord four (4) sets of working plans and specifications prepared in conformity with the Preliminary Plans, which working plans and specifications shall: (i) be prepared and stamped by a licensed professional engineer and/or architect both of whom have been approved by Landlord, such approval not to be unreasonably withheld; (ii) be in compliance with all applicable Legal Requirements; and (iii) include, without limitation, construction working drawings, mechanical, electrical, and plumbing drawings (MEPs), fire protection system, safety systems, and other technical specifications, and the finishing details, including without limitation a list of the types and quality of materials to be used in constructing the Finish Work, including Tenant’s selection of Landlord’s standard finishes, wall finishes, colors and technical and mechanical equipment installation, if any, detailing installation of the Finish Work. Landlord shall notify Tenant whether it approves or disapproves of such working plans and specifications within ten (10) Business Days after Landlord’s receipt thereof. If Landlord notifies Tenant of any objections to such working plans and specifications (such notice, an “Objection Notice”), Tenant shall make necessary revisions and resubmit the same to Landlord within seven (7) Business Days of Tenant’s receipt of the Objection Notice. Landlord shall approve or disapprove such revised working plans and specifications within five (5) Business Days after Tenant submits the same to Landlord. Landlord’s approval shall be evidenced by endorsement to that effect on one set of the working plans and specifications and the return of such signed set to Tenant. If Tenant fails to take any action within the time periods specified in this Schedule D, such delay (beyond the applicable time period set forth herein) shall be accounted for as a Tenant Delay. The working plans and specifications approved by Landlord are hereinafter referred to as the “Working Plans”.

(b)           If Tenant desires any changes to the Working Plans, Tenant shall submit such proposed changes to Landlord. Within five (5) Business Days after receipt of any proposed changes from Tenant, Landlord shall approve or reject such changes and, if rejecting such changes, shall state the reasons for such rejection. Landlord shall, upon granting of any approval for any changes, notify Tenant of (i) the amount of additional cost arising therefrom, if any, including, without limitation, the cost to revise any plans and specifications (all such additional costs being referred to herein as “Additional Construction Cost”), which Additional Construction Cost Tenant shall pay to Landlord upon demand, and (ii) Landlord’s estimate of the amount of additional time (the “Estimated Time Delay”), if any, required by Landlord to implement and complete such changes, which Estimated Time Delay will be accounted for as a Tenant Delay. Tenant reserves the right to approve the Additional Construction Cost and Estimated Time Delay within three (3) days of the date Landlord provides the same to Tenant. If Tenant fails to notify Landlord in writing within such three (3) day period that Tenant does not approve the Additional Construction Cost and Estimated Time Delay, then Tenant will be deemed to have withdrawn its request for such changes. Any delays in constructing the Finish Work associated with changes requested by Tenant, whether or not those changes are ultimately made by Landlord, will be accounted for as a Tenant Delay. In the event of a rejection by Landlord of any proposed changes, Tenant may revise such changes and re-submit them pursuant hereto. All plans submitted by Tenant to Landlord must be signed and sealed and in proper and sufficient form for Landlord to obtain all necessary permits and approvals to construct the Premises in accordance with such plans. All change order requests and information pertaining thereto shall be conveyed to Landlord by Amit Agrawal, Tenant’s designated representative in this regard.

3.          (a)           Landlord shall bid the Finish Work to three general contractors and shall forward copies of such bids to Tenant, together with Landlord’s recommendation as to which general contractor Tenant should select to perform the Finish Work. Within five (5) days of receiving the bids, Tenant shall notify Landlord in writing which of the three general contractors Tenant has selected to perform the Finish Work (such general contractor, the “General Contractor”). Landlord shall enter into a fixed price contract for the Finish Work with the General Contractor.

(b)           If, prior to or during Landlord’s performance of the Finish Work, Landlord determines that any materials or equipment to be installed as part of the Finish Work as set forth in the Working Plans will not be available to Landlord due to shortages, labor disputes, transportation delays or otherwise at the time required by Landlord’s construction schedule, then Landlord shall have the right, upon notice to Tenant, to substitute reasonably comparable materials and/or equipment from those specified in the Working Plans. Any substitutions made in accordance with this Section 3(b) shall be deemed to amend and be a part of the Working Plans.

(c)           Landlord shall have the right to make reasonable and non-material changes/field adjustments in and to the Working Plans to the extent that the same shall be necessary or desirable in order to adjust to actual field conditions or to cause the Finish Work to comply with any applicable Legal Requirements or Insurance Requirements. Landlord shall notify Tenant of all changes/field adjustments and shall note such change/field adjustments on the applicable plans or documents, and such plans or documents, as noted with such changes/field adjustments, shall constitute the final as-built drawings and specifications for the Finish Work.

(d)           Upon reasonable prior notice from Tenant, Landlord shall provide Tenant and its project manager with access to the Premises from time to time prior to the Commencement Date to permit Tenant to review and inspect the status of Landlord’s performance of the Finish Work. Tenant acknowledges and agrees that such access shall be in accordance with all other terms and conditions of this Lease, except for those provisions relating to the payment of Basic Rent, and the payment of Additional Rent on account of Taxes,

Landlord’s Operating Expenses and electricity. Tenant agrees that Tenant shall not damage, delay or interfere with the prosecution or completion of the Finish Work in connection with such access and that any delay or interference with the prosecution or completion of the Finish Work shall be deemed to be a Tenant Delay.

(e)           Landlord agrees that Finish Work shall be free from defects in materials and/or workmanship for a period of one (1) year from the Commencement Date. If any such defects arise during such one (1) year period, and if Tenant has given Landlord a notice describing in reasonable detail such defects before the first (1st) anniversary of the Commencement Date (time being of the essence with respect thereto), then Landlord agrees to repair and/or correct such defects in materials or workmanship at its sole cost and expense within thirty (30) days after its receipt of Tenant’s notice or such longer period as may be reasonably required.

4.             Based on the Preliminary Plans, Landlord estimates that the cost of constructing the Finish Work is One Million Two Hundred Sixty One Thousand Two Hundred Ninety Seven and 24/100 Dollars ($1,261,297.24) (the “Estimated Cost”). Landlord has agreed to contribute Eight Hundred Seventy Three Thousand Eight Hundred Dollars $873,800.00 ($40.00 per rentable square foot of the Premises) (the “Allowance”) to the Costs of the Finish Work. As used herein, “Costs” means the costs and expenses incurred by Landlord in connection with the Finish Work, including, without limitation, labor and materials, permit fees, general conditions, insurance premiums, the General Contractor’s overhead and profit, architectural fees, engineering fees, and design fees and other similar “soft costs”. Tenant shall, upon the execution of this Lease, pay to Landlord an amount equal to the excess of the Estimated Cost over the Allowance (the “Excess”). Costs will be funded from the Allowance and the Excess on a pari passu basis. If, at any time, Landlord determines that the actual cost of constructing the Finish Work will exceed the Estimated Cost, Tenant shall pay such excess amount to Landlord within ten (10) days following demand, whether such work has been completed or not, and such payment by Tenant shall be deemed to be a part of the Excess. If the Estimated Cost exceeds the actual cost of constructing the Finish Work, Landlord shall pay the remaining balance of the Excess to Tenant upon Substantial Completion of the Finish Work. If the Costs are less than the Allowance, Landlord shall credit the remaining balance of the Allowance against the Basic Rent first coming due under this Lease. For the avoidance of doubt, in no event shall Landlord be obligated to pay for Costs of the Finish Work pursuant to this Section 4 that exceed the Allowance.

5.             (a) Without Landlord’s prior written consent, Tenant shall not perform any work in or to the Premises or move any of its furniture, equipment or property into the Premises until Landlord has Substantially Completed the Finish Work. If Landlord consents to same, Tenant shall pay for any labor or security personnel required to be employed by Landlord in connection with the performance of work by Tenant and any standby labor, if required, by any union labor and otherwise comply with union requirements, if any, applicable thereto.

(b)           Notwithstanding anything to the contrary contained above in Paragraph 5(a), Tenant may install wiring for its telephone, computer and data systems and perform other ancillary work to prepare the Premises for Tenant’s occupancy (said work being hereinafter collectively referred to as “Tenant’s Work”) prior to the Commencement Date. Landlord agrees to give Tenant access to the Premises at least four (4) weeks prior to the Commencement

Date for the purposes of constructing Tenant’s Work, subject to the terms and conditions of this Schedule D.

(c)           Tenant acknowledges and agrees that such access shall be in accordance with all other terms and conditions of this Lease, except for those provisions relating to the payment of Basic Rent, and the payment of Additional Rent on account of Taxes, Landlord’s Operating Expenses and electricity.

(d)           Prior to commencing any of Tenant’s Work, Tenant shall notify Landlord in writing of the names of the contractors who will perform Tenant’s Work, and Tenant shall furnish to Landlord such other information as Landlord may reasonably request. Such contractors shall be approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant agrees that, if requested by Landlord, Tenant’s contractors shall not be labor union members. Tenant agrees further that (x) Tenant’s contractors shall perform Tenant’s Work during such times as Landlord reasonably determines, (y) Tenant’s Work shall be coordinated with the performance of the Finish Work, and (z) Tenant’s Work shall not damage, delay or interfere with the prosecution or completion of the Finish Work. In the event Tenant’s contractors do not work in harmony with, or interfere with, the General Contractor or other labor employed by Landlord or by Landlord’s contractors in connection with the Finish Work, or in the event of the occurrence of any work stoppage, strike or other labor dispute on the Property arising out of or in connection with Tenant’s contractors, then Landlord will have the right to require Tenant to remove or to cause the removal of those contractors designated by Landlord. If the designated contractors are not removed immediately, and such failure causes a delay in the construction of the Finish Work, then such delay will be accounted for as a Tenant Delay.

(e)           Notwithstanding anything to the contrary contained in this Lease, Landlord will not be liable for any injury, loss or damage which may occur to any of Tenant’s Work or to any fixtures, equipment or other property installed by Tenant in connection with Tenant’s Work. Tenant’s Work and such items installed and/or placed in or about the Premises will be done so solely at Tenant’s risk.

(f)            Prior to entering upon the Premises, Tenant shall submit proof to Landlord’s satisfaction that Tenant has in full force and effect the insurances required under Article 14 of the Lease.

(g)           Except for Tenant’s Work, Tenant will not be permitted to do any other work in the Premises prior to the Commencement Date without Landlord’s prior written consent, which consent shall be at Landlord’s sole discretion.

SCHEDULE D-1

PRELIMINARY PLAN

SCHEDULE E

RULES AND REGULATIONS

6.             The rights of Tenant in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the Premises for the Tenant and Tenant’s Visitors, and Tenant shall not use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by Tenant and Tenant’s Visitors. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the Property and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its sole and absolute discretion, deems best for the benefit of the tenants generally.

7.             The cost of repairing any damage to the public portions of the Building and the Property or the public facilities or to any facilities used in common with other tenants, caused by Tenant or Tenant’s Visitors shall be paid by Tenant.

8.             Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge, if any, or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building or the Property at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building, the Property or its tenants may be denied access to the Building or the Property or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building and the Property during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property at the Property. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises. Landlord shall, in no way, be liable to Tenant for damages or loss under the provisions of this rule.

9.             No awnings or other protections over or around the windows shall be installed by Tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in the Premises.

10.          There shall not be used in any space, or in the public halls or public portions of the Building, either by Tenant or Tenant’s Visitors, in the delivery or receipt of mail, parcels, merchandise, any hand trucks, except those equipped with rubber tires and side guards which have been approved by Landlord. Landlord may refuse admission to the Building to any person not complying with this requirement. No hand trucks will be allowed in passenger elevators.

11.          All entrance doors in the Premises shall be locked when the Premises are not in use. Entrance doors shall not be left open at any time. All window blinds in the Premises shall be lowered when reasonably required because of the position of the sun, during the operation of the Building air cooling system to cool or ventilate the Premises.

12.          No noise, including the playing of any musical instruments, radio or television, which in the sole judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by Tenant, and no cooling shall be done in the Premises, except as expressly approved in writing by Landlord. Nothing shall be done or permitted in the Premises, and nothing shall be brought into or kept in the Premises, which would impair or interfere with any of the Building Services or the proper and economic heating, cleaning or other servicing of the Building or the Premises or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by Tenant any ventilating, air cooling, electrical or other equipment of any kind which, in the sole judgment of Landlord, might cause any such impairment or interference. Except as permitted by Section 11.3, no dangerous, flammable, combustible or explosive object or material shall be brought into the Building or the Property by Tenant or with permission of Tenant.

13.          Tenant shall not allow any cooking or food odors (if cooking is so permitted under its lease) to emanate from the Premises into other portions of the Building. Tenant agrees that it shall use, at its cost, a pest extermination contractor at such times or regular intervals as shall be necessary to prevent or eliminate infestation or otherwise as Landlord may reasonably require. Said extermination contractor shall be duly licensed and shall be approved in advance by Landlord.

14.          No acids, vapors, coffee grinds, foreign substances or other materials shall be discharged or permitted to be discharged into the plumbing waste lines, vents or flues of the Building, which may obstruct or damage them. The water and wash closets and other plumbing fixtures in or servicing the Premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweeping, rubbish, rags, acids, coffee or other foreign substances shall be deposited therein. All damages to facilities within the Premises or to any Building facilities resulting from any misuse of the fixtures shall be borne by Tenant if Tenant or Tenant’s Visitors caused the same.

15.          No signs, advertisements, notices or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

16.          Tenant shall not engage or pay any employees in the Building, except those actually working for Tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

17.          The requirements of Tenant will be attended to only upon application at the office of the Building Manager. Employees of Landlord or of Landlord’s managing agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

18.          Tenant shall, at its expense, provide reasonable artificial light in the Premises for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in the Premises.

19.          Tenant’s Visitors shall not loiter nor shall they smoke in or around the hallways, stairways, elevators, entryways, vestibules, roof, restrooms, basement areas, loading docks, lobbies or any other part of the Building used in common by the occupants thereof.

20.          If the Premises become infested with vermin, Tenant, at its expense, shall cause the Premises to be exterminated, from time to time, to the satisfaction of Landlord.

21.          Except as expressly provided in the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering so that the same shall come in direct contact with the floor of the Premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

22.          No additional locks and bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks and mechanisms thereof. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

23.          Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building or the Property by Tenant and the time of moving the same in and out of the Building or the Property. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building or Property by moving or maintaining any such equipment or freight shall be repaired at the expense of such tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

24.          No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent unreasonable vibration, noise and annoyance to other tenants.

25.          No bicycles, vehicles or animals (other than service animals) of any kind shall be brought into or kept in or about the Property.

26.          Canvassing, soliciting and peddling in the Building and/or on the Property are prohibited, and Tenant shall cooperate to prevent the same.

27.          Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Property: (a) the exclusive right to the use of the name of the Property for all purposes, except that Tenant may use the name of the Property in its business address and for no other purpose; (b) the right to change the name or address of the Property, without incurring any liability to tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Property; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the exclusive right to limit the space on the directory of the Property to be allotted to Tenant; and (f) the right to grant to anyone the exclusive right to conduct any particular business or undertaking in the Property.

SCHEDULE F

CONFIRMATION OF COMMENCEMENT AGREEMENT

This CONFIRMATION AGREEMENT (this “Agreement”) is dated                 ,         20     and is between 184 PROPERTY OWNER, LLC, a New Jersey limited liability company (“Landlord”), and BELLEROPHON THERAPEUTICS, INC. a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated [                  ], 2015 (the “Lease”) covering certain premises located in the building commonly known as 184 Liberty Corner Road, Warren, New Jersey, as more particularly described in the Lease, and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease and certain other matters relating to the Lease:

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.             Capitalized terms used herein but not defined have the meanings ascribed to them in the Lease.

2.             The Commencement Date is                     , 20        .

3.             The Basic Rent Commencement Date is                     , 20        .

4.             The Adjustment Date is                     , 20        .

5.             The Termination Date is                     , 20        .

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:	Landlord:

184 PROPERTY OWNER, LLC

By:
Name:
Title:
WITNESS:	Tenant:

BELLEROPHON THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE G

LOCATION OF RESERVED PARKING SPACES

Reserved Spaces

DUBROW'S

184 Liberty Corner Road
Basking Ridge, New Jersey

SCHEDULE H

HVAC SPECIFICATIONS

Summer: Maintain room conditions not in excess of 74 degrees Fahrenheit, + or – 2 degrees, dry bulb and 50% relative humidity when the coincident outside conditions do not exceed 95 degrees and 76 degrees wet bulb (per ASRAE design criteria).

Winter: Maintain room conditions of not less than 72 degrees Fahrenheit, + or - 2 degrees, dry bulb when the outside air temperature is not less than 5 degrees Fahrenheit dry bulb at 20 mph wind conditions. Average relative humidity shall be maintained during typical office occupancy, as required, to prevent condensation on exterior walls and windows.

SCHEDULE I

TENANT’S ENTRY SIGNAGE

SCHEDULE J

FORM OF NON-DISTURBANCE AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) executed on the date(s) indicated on each acknowledgment, but effective as of                           , 20   , among BANK OF THE OZARKS (“Lender”), BELLEROPHON THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and 184 PROPERTY OWNER, LLC, a New Jersey limited liability company (“Landlord”).

S T A T E M E N T   O F   B A C K G R O U N D

Landlord and Tenant (or the predecessor in interest to either) entered into that certain Lease Agreement, dated July      , 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Lease”), relating to the premises described therein (the “Premises”) and being part of the Property (as defined below). Lender has made or has committed to make a loan (the “Loan”) to Landlord (or Landlord’s successor in interest) secured by a deed of trust, mortgage or security deed (the “Mortgage”) and an assignment of leases and rents (the “Assignment of Leases”) from Landlord to Lender covering certain property located at 184 Liberty Corner Road, Warren, New Jersey as more particularly described in the Mortgage (the “Property”), and including the Premises. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage, provided that, subject to the terms of this Agreement, Tenant is assured of continued occupancy of the Premises under the terms of the Lease.

S T A T E M E N T   O F   A G R E E M E N T

For and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.                                      Lender, Tenant and Landlord do hereby covenant and agree, upon execution and delivery of this Agreement, that the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2.                                      Lender does hereby covenant and agree with Tenant that, in the event Lender (or its designee) acquires title to the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant is not in default under the Lease beyond any applicable notice and cure periods and Tenant complies with and performs its obligations under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between Lender (or its designee) (“Successor Owner”) and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease (including any extensions thereof), and Lender will not disturb the possession of Tenant, (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease (including any extensions thereof) in accordance with the provisions thereof, and (c) Successor Owner shall perform all obligations of the Landlord under the Lease arising from the day that Successor Owner takes title to the Property; provided, however, that Lender shall not be (i) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord), (ii) liable for any act or omission of any prior landlord (including Landlord), except to the extent such act or omission continues during the period of ownership or possession of Successor Owner or during a period when Successor Owner is receiving rents from Tenant pursuant to paragraph 4 hereof, (iii) bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord), or (iv) bound by any amendment or modification of the Lease made without its written consent. Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.

3.                                      Tenant does hereby covenant and agree with Lender that, in the event Lender (or its designee) acquires title to the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender (or its designee) as the landlord under the Lease for the remainder of the term thereof (including any extensions thereof), and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease and Lender (or its designee) shall perform all obligations of Landlord under the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4.                                      Tenant acknowledges that Landlord will execute and deliver to Lender the Assignment of Leases as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant agrees to notify Lender of any default(s) by Landlord under the Lease and Lender shall have the same right to cure such default(s) as is provided to Landlord under the Lease.

5.                                      Lender shall have no obligation or incur any liability with respect to the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. In the event that Lender (or its designee) acquires title to the Premises, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Property, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Property for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.

6.                                      The Lease is in full force and effect and there are no amendments, supplements or modifications of any kind (except as referenced above) and together herewith constitutes the entire agreement between Tenant and Landlord with respect to the Premises. There are no other promises, agreements, understandings, or commitments of any kind between Landlord and Tenant with respect to the Premises or any other space at the Property.

7.                                      If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

8.                                      This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

9.                                      Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender acquires title to the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.

10.                               Any and all notices, elections, approvals, consents, demands, requests and responses thereto (“Communications”) permitted or required to be given under this Agreement shall be in writing and shall be deemed to have been properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Communications (i) mailed shall be effective upon two (2) Business Days’ following its deposit (properly addressed) with the United States Postal Service or any successor thereto; (ii) given by personal delivery shall be effective only if and when received by the addressee; (iii) sent by a reputable commercial delivery service shall be effective upon the transmitting parties’ receipt of written verification of delivery from such reputable commercial delivery service at the proper address indicated hereinbelow; and (iv) given by other means shall be effective only if and when received at the designated address of the intended addressee. For purposes of Communications, the addresses of the parties shall be as set forth below:

Lender:                                                                                                      BANK OF THE OZARKS

8201 Preston Road

Suite 700

Dallas, Texas 75225

Attn: Brannon Hamblen

with a copy to:                                                               BANK OF THE OZARKS

6th and Commercial

P.O. Box 196

Ozark, Arkansas 72949

Attn: Robert Lloyd

Landlord:                                                                                          184 Property Owner, LLC

c/o Normandy Real Estate Partners

53 Maple Avenue

Morristown, NJ 07960

Attention: Paul H. Teti

with a copy to:                                                               184 Property Owner, LLC

c/o Normandy Real Estate Partners

53 Maple Avenue

Morristown, NJ 07960

Attention: Steven J. Cusma, Esq.

Tenant:                                                                                                       Prior to the Commencement Date:

Bellerophon Therapeutics, Inc.

53 Frontage Road, Suite 301

Hampton, NJ 08827

Attention: General Counsel

After the Commencement Date:

Bellerophon Therapeutics, Inc.

184 Liberty Corner Road

Warren, NJ 07059

Attention: General Counsel

with a copy to:                                                               Day Pitney LLP

One Jefferson Road

Parsippany, NJ 07054

Attn: Colleen R. Donovan, Esq.

Any of the foregoing parties shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.

11.                                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease.

12.                               This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement may be transmitted and/or signed by facsimile or e-mail transmission (e.g., “pdf or “tif”).

[SIGNATURE PAGE FOLLOWS]

EXECUTED to be effective as of the date first written above.

LENDER:

BANK OF THE OZARKS

By:
	Name:	Brannon Hamblen
	Title:	Director of Asset Management — Real Estate Specialties Group

STATE OF TEXAS COUNTY OF DALLAS	§ § §	SS:

BEFORE ME, a Notary Public in and for said County and State, personally appeared Brannon Hamblen, Director of Asset Management — Real Estate Specialties Group of Bank of the Ozarks, LENDER in the foregoing, and he acknowledged that he did sign said instrument for and on behalf of said banking corporation, as the voluntary act and deed of said banking corporation, for all the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on this         day of                             , 20   .

Notary Public

Commission Expiration Date:

TENANT:

BELLEROPHON THERAPEUTICS, INC.,
a Delaware Corporation

By:
Name:
Title:

STATE OF TEXAS COUNTY OF	§ § §	SS:

BEFORE ME, a Notary Public in and for said County and State, personally appeared                                                    , the                           of Bellerophon Therapeutics, Inc., a Delaware corporation, the TENANT in the foregoing, and (s)he acknowledged that (s)he did sign said instrument for and on behalf of said entity, as the voluntary act and deed of said entity, for all the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on this                  day of             , 20    .

Notary Public

Commission Expiration Date:

LANDLORD:

184 PROPERTY OWNER, LLC,
a New Jersey limited liability company

By:
Name:
Title:

STATE OF TEXAS COUNTY OF	§ § §	SS:

BEFORE ME, a Notary Public in and for said County and State, personally appeared                                                , the                         of 184 Property Owner, LLC, a New Jersey limited liability company, the Landlord in the foregoing, and (s)he acknowledged that (s)he did sign said instrument for and on behalf of said entity, as the voluntary act and deed of said entity, for all the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on this                           day of                                       , 20   .

Notary Public

Commission Expiration Date:

SCHEDULE K

PRIOR RIGHTS OF TENANTS

1.             Fiserv Investment Solutions, Inc. (and its successors or assigns) — Rights with respect to all office space on the third (3rd) floor of the Building.

2.             GlaxoSmithKline Consumer Healthcare Holdings (US) LLC (and its successors or assigns) — Rights with respect to all office space on the third (3rd) floor of the Building.

3.             EMC Corporation (and its successors or assigns) — Rights with respect to office space on the fourth (4th) floor of the Building.

SCHEDULE L

FORM OF LETTER OF CREDIT

[LETTERHEAD OF BANK]

                       , 20

Beneficiary:

[                              ]

[                              ]

[                              ]

[                              ]

Ref:        Irrevocable Transferable Standby Letter of Credit No.

Ladies and Gentlemen:

At the request and for the account of [                      ] (“Applicant”), we hereby open our irrevocable transferable standby Letter of Credit No. [                       ] in your favor for an amount not to exceed in the aggregate U.S. $[                   ] effective immediately and expiring at our counters at [THIS MUST BE A BRANCH IN NEW YORK OR NEW JERSEY] with our close of business on                      , 20    or any automatically extended expiration date as provided herein.

This Letter of Credit is issued in relation to a certain lease between Beneficiary and Applicant (the “Lease”) which Lease has been made in connection with certain premises located in Jersey, City, New Jersey. Reference in this Letter of Credit to the Lease is for identification purposes only and such Lease is neither incorporated into nor made an integral part of this Letter of Credit.

Funds hereunder are available to you against presentation of your sight draft(s) drawn on us in the form of Exhibit A annexed hereto mentioning thereon our Letter of Credit No. [                           ] accompanied by (1) a certificate in the form attached hereto as Exhibit B (a “Draw Certificate”) and (2) the original of this Letter of Credit and any subsequent amendment.

Partial drawings are permitted under this Letter of Credit and any such drawings will be deducted from the aggregate amount available under this Letter of Credit.

All banking charges under this Letter of Credit are for the account of the Applicant, including, but not limited to, any transfer charges. The failure of Applicant to pay any such fees or charges shall not affect this Letter of Credit or any transfer thereof nor relieve us of any of our obligations hereunder.

It is also a condition of this Letter of Credit that it will be automatically extended without amendment for additional periods of one year from the present or any future expiration date hereof unless at least sixty (60) days prior to such date we shall notify you in writing by registered mail or any other receipted means at the above address (or such other address as Beneficiary may advise from time to time) that we elect not to renew this Letter of Credit for any such additional period.

This Letter of Credit is transferable in its entirety. Transfer of the available balance under this Letter of Credit shall be effected by the presentation to us of the original Letter of Credit accompanied by a transfer request substantially in the form set forth as Exhibit C annexed hereto.

We hereby engage with you that your draft(s) accompanied by documents as specified, if presented under and in compliance with the terms of this Letter of Credit, will be duly honored upon presentation to our branch at [THIS MUST BE A BRANCH IN NEW YORK OR NEW JERSEY].

Should you have occasion to communicate with us regarding this Letter of Credit, please direct your correspondence to us at [                                       ] (or such other office as we may advise from time to time), making specific reference to this Letter of Credit.

This Letter of Credit shall not in any way be modified or amended without Beneficiary’s prior written consent.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credit (2007 revision) International Chamber of Commerce publication no. 600.

[BANK]

By:
Name:
Title:

EXHIBIT A

SIGHT DRAFT

DRAWN UNDER IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT NO. [                    ]

DATE:

For value received, at sight pay to the order of                                the sum of                                                                     ($                 )

To:	[INSERT NAME OF BANK]
[City, State]

By:

(Print Name & Title)

EXHIBIT B

DRAWING REQUEST

                                      , 20

[Address of Bank]

[                         ]

[                         ]

Re:                             Irrevocable Transferable Standby Letter of Credit No. [                         ] (the “Letter of Credit”)

The undersigned (the “Beneficiary”) hereby certifies to [Bank] (the “Issuer”) that:

(a)                                      The Beneficiary is making a request for payment in lawful currency of the United States of America under Irrevocable Transferable Standby Letter of Credit No. [                            ] (the “Letter of Credit”) in the amount of $                        .

(b)                                      Beneficiary is entitled to draw down under the Letter of Credit pursuant to the provisions of the Lease Agreement dated [             ], by and between [                      ] and [                      ].

Please wire transfer the proceeds of the drawing to the following account of the Beneficiary at the financial institutional indicated below:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Request as of the                day of                , 20    .

By:

Print Name and Title

EXHIBIT C

TRANSFER REQUEST

                   , 20

[Address of Bank]

[                          ]

[                          ]

Gentlemen:

Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Standby Letter of Credit Number [                           ] (“Standby”) in favor of ourselves and/or Transferees and we hereby request you to transfer the said Standby, in its entirety, to

We are returning the original instrument to you herewith in order that you may deliver it to the Transferee together with your customary letter of transfer.

It is understood that any amendments to the Standby which you may receive are to be advised by you directly to the Transferee and that the draft(s) and documents of the Transferee, if issued in accordance with the conditions of the Standby, are to be forwarded by you directly to the party for whose account the Standby was opened (or any intermediary) without our intervention.

Very truly yours,

Company Name:
Name & Title:
Signature:

SIGNATURE AUTHENTICATED
Bank:
Authorized Officer Name and Title:

Signature:

APPENDIX I

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

Actual Knowledge: means the actual (as opposed to implied or constructive) knowledge, as of the date of this Lease, of Paul H. Teti and shall not be construed, by imputation or otherwise, to refer to the knowledge of Landlord or any affiliate of Landlord or to any other officer, agent, manager, representative or employee of Landlord or any of its affiliates or to impose any duty to investigate the matter as to which such actual knowledge or absence thereof pertains. Paul H. Teti shall not have personal liability hereunder.

Additional Construction Cost: defined in Schedule D.

Additional Rent: defined in Section 3.2.

Adjustment Date: defined in the Basic Lease Provisions

Allowance: defined in Schedule D.

Applicable Holdover Percentage: defined in Section 24.3.

Annual Expense Reconciliation: defined in Section 5.4.

Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

Base CAM Expenses: Landlord’s CAM Expenses for the Base Period.

Base Insurance Expenses: Insurance Expenses for the Base Period.

Base Operating Expenses: Landlord’s Operating Expenses for the Base Period.

Base Period: defined in the Basic Lease Provisions.

Base Taxes: those Taxes levied, assessed or imposed upon the Property for the Base Period.

Basic Rent: defined in the Basic Lease Provisions.

Basic Rent Commencement Date: defined in the Basic Lease Provisions

Basic Rent Payment Date: the first day of each consecutive calendar month during the Term.

Brokers: defined in the Basic Lease Provisions

Building: defined in the Basic Lease Provisions.

Building Communications: defined in Article 26.

Building Holidays: Saturday after 1:00 PM, Sunday, New Year’s Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

Building Hours: 8:00 AM to 6:00 PM, Monday through Friday, and 9:00 AM to 1:00 PM on Saturdays, except for Building Holidays.

Building Services: defined in Section 9.1.

Business Day: means any day other than a Saturday, Sunday or those days observed as legal holidays by the U.S. federal government.

Cafeteria: defined in Section 36.3.

Commencement Date: defined in Section 2.2(b).

Common Areas: those areas of the Property, wherever located, which have been designated and improved from time to time for the common use by or for the benefit of more than one occupant of the Property or which are used in connection with the maintenance or operation of the Property, including, without limitation, all parking areas, roadways, curbs, sidewalks, medians, landscaped areas and planters; all porch and lobby areas; corridors; hallways; passageways; public restrooms; security stations; storage, equipment, machine, meter, mechanical, plumbing, computer, telephone and electrical rooms, stations, conduit, shafts, raceways and the like; common lounges, kitchen areas, conference and meeting rooms (including furniture, fixtures and equipment appurtenant thereto); stairs, ramps, elevators, truck serviceways; loading areas; trash disposal facilities; and with respect to all the foregoing, all equipment and appurtenances thereto; but excluding all portions of the Property which are designated and intended for the use by a single occupant of the Property. The definition of Common Areas shall not be construed as a representation or warranty that any such areas are or from time to time will be available at the Property.

Communication Conduits: defined in Section 35.1.

Communication Equipment: defined in Section 35.1.

Conference Room: defined in Section 36.1.

Costs: defined in Schedule D.

Designated Offer Unit: defined in Section 32.1(a).

Early Termination Date: defined in Section 2.7(c).

EDA Incentives: defined in Section 2.7.

EDA Incentives Period: means the period beginning on the date of this Lease and ending on September 17, 2015.

Emergency: defined in Section 19.1.

Emergency Required Repair: defined in Section 20.9(a).

Environmental Laws: all current and future statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter.

Estimated Commencement Date: defined in the Basic Lease Provisions.

Estimated Cost: defined in Schedule D.

Estimated Time Delay: defined in Schedule D.

Event of Default: defined in Section 19.1.

Excess: defined in Schedule D.

Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire, explosion or other casualty; delays in transportation; delays due to adverse weather conditions; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance, acts of declared or undeclared war, warlike conditions in this or any foreign country, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant’s Visitors.

Extra Hours: defined in Section 9.1.

Extra Hours Charge: defined in Section 9.1.

Extension Period: defined in Section 31.1.

Fair Market Rental Value: defined in Section 31.2.

Finish Work: defined in Schedule D.

First Abatement Date: defined in Section 2.2(e).

First Abatement Period: defined in Section 2.2(e).

Fitness Facility: defined in Section 36.2.

General Contractor: defined in Schedule D.

Generator: defined in Section 34.1.

Generator Conduits: defined in Section 34.1.

Generator Equipment: defined in Section 34.1.

Generator Location Area: defined in Section 34.1.

Guarantor: defined in Section 19.1(d).

HVAC Services: defined in Section 9.1.

Insurance Expenses: mean the cost of premiums and other charges for fire, other casualty, rent and liability insurance covering the Property and any other insurance covering the Property and the Building.

Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Property.

ISRA: Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1 K-6 et seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

Janitorial Services: defined in Section 9.7(a).

Land: defined in the Basic Lease Provisions.

Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Property.

Landlord’s CAM Expenses. the actual costs incurred by Landlord for operating, maintaining, repairing and managing the Property and all improvements, fixtures and equipment from time to time constituting the Building, Common Areas, and the Property and all appurtenances thereto. Excluding debt service, the cost incurred by Landlord in operating and maintaining the Building and the Property include, but are not limited to: (i) management fees not to exceed three percent (3%) of the gross revenue from the Building, or if there is no managing agent or if the managing agent is affiliated with Landlord, the fees that would customarily be charged by an independent first class managing agent; (ii) the costs of operating (other than the cost of gas and electricity consumed thereby), cleaning, maintaining, repairing, restoring and replacing (except to the extent proceeds of insurance or condemnation awards are available therefor), or otherwise providing the following: air cooling, heat and ventilating equipment and systems (including any energy management and building management systems); elevator systems and equipment; all parking areas, roadways, curbs, sidewalks, medians, planters (including repairs and resurfacing thereof); utility supply systems, drainage and sanitary sewerage systems, water supply lines, wells, emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services (including maintenance, repairs and replacements thereof); maintenance and repair of vehicles and other tools and equipment (used exclusively at the Property); laundry and towel service; Property identification signs, public address systems; the roof, walls, windows, doors, ceilings and floors of the Building; sweeping, cleaning, snow removal (including, but not limited to, snow removal from the roof of the Building and the roof of any other building on the Property) and line painting of all parking areas and roadways; landscaping services (including replacement of trees, shrubs, and other plantings); Janitorial Services and window cleaning; supplies; removal of garbage and other refuse; painting, redecorating or other work which is standard for or periodically performed in the Building; providing on and off site traffic direction and parking control; the cost of repair of any casualty to the extent not covered by insurance; total compensation and benefits (including premiums for workmen’s compensation and other insurance and taxes, including social security taxes and payroll taxes, which may be levied against Landlord in respect of such compensation and benefits) paid to or on behalf of personnel employed at the Property; licenses, permit and inspection fees; parking area surcharges or levies; and rent paid for the leasing of any equipment used in the operation, maintenance and repair contemplated herein; any taxes now or hereafter imposed upon Landlord with respect to operating expenses as contemplated herein; accounting and legal fees; personal property taxes; any sales, use or service taxes incurred in connection with the operation of the Property; seasonal decorations and promotional events for the Building or Property, the net amount incurred by Landlord in connection with the operating or maintaining of any specialty use or service such as a gym or cafeteria provided same are available for use by all tenants; any costs, expenses or other amounts incurred under any easement, reciprocal easement agreement, declaration of covenants or other similar encumbrance; (iii) all utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, or other utilities (other than the cost of the gas and electricity to operate the air cooling, heat and ventilation systems and any other systems of the Building and the cost of the gas and electricity consumed in the Common Areas) for the Building and Property (not separately billed to a tenant at the Property), and (iv) the cost of capital improvements and expenditures, but only to the extent permitted pursuant to the provisions below in this definition. The above definition of Landlord’s CAM Expenses shall not be construed as a representation or warranty that items of equipment, facilities or services listed therein are or from time to time will be in existence or available at the Property. Landlord’s CAM Expenses shall include capital expenditures (including the cost of any equipment, device, capital improvement or replacement that is capital in nature) incurred by Landlord (i) to achieve cost savings in the operation, maintenance and repair of the Property, or (ii) to comply with any Legal Requirements. The costs of the aforesaid capital expenditures, together with interest thereon, calculated at an annual rate equal to the greater of the Prime Rate or six percent (6%), shall be amortized (on a straight line basis) over a period equal to the useful life of the item in question according to generally accepted accounting principles. The annual amortized cost of such capital expenditures shall be included in Landlord’s CAM Expenses for each Lease Year. Landlord’s CAM Expenses shall not include: (a) brokerage fees and/or commissions, advertising expenses and expenses for leasing and renovating space for tenants; (b) gas and electricity charges paid or reimbursed to Landlord by any tenant of the Building, including charges attributable to Extra Hours heat, ventilation or air-cooling for Tenant or other tenants of the Building; (c) compensation and benefits payable to employees not directly attributable to the Property and wages, salaries or other compensations paid to any executive employee above the grade of building manager, (d) capital expenses attributable to tenant fit-up expenses or for painting, redecorating or other work which Landlord, at its sole expense is required to perform exclusively for Tenant or for any other tenant in leased areas of the Building; (e) off-site improvements unrelated to operation of the Property; (f) capital expenses attributable to the expansion of Building and the Property; (g) any capital improvements that are not amortized over the useful life of the improvement; (h) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; (i) legal expenses in negotiating and enforcing the terms of any tenant lease; (j) depreciation, interest, principal and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases including credit insurance and costs of providing audited financials; (k) expenses for restoration of the Building required as a result of a condemnation; (1) the cost of special services separately paid by particular tenants in the Building, and (n) the cost of insurance to the extent included in Insurance Expenses. In addition to the foregoing, Landlord’s CAM Expenses shall not include those items set forth on Appendix II attached hereto. In determining Landlord’s CAM Expenses, including Base CAM Expenses, for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual Landlord’s CAM Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) Landlord’s CAM Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year.

Landlord’s Estimated Operating Expenses: defined in Section 5.2.

Landlord’s Expense Statement: defined in Section 5.2.

Landlord’s Final Tax Statement: defined in Section 4.4.

Landlord’s Offer Space Notice: defined in Section 32.1(a).

Landlord’s Operating Expenses: defined in Section 5.1(a).

Landlord’s Repair Notice: defined in Section 17.1.

Landlord’s Tax Statement: defined in Section 4.2.

Lease Year: each calendar year, or partial calendar year, during the Term.

Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency, bureau, board, office, commission and/or department (or official thereof), and including covenants and restrictions of record, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to, all Environmental Laws.

Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Property.

License: defined in Section 8.4(a).

Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate construction, mechanic’s or materialmen’s lien.

Major Work: defined in Section 7.4(b).

Master Landlord: the landlord under any ground lease or lease of all or any portion of the Property, subject to the space leases, which may now or hereafter affect all or any portion of the Property.

Minimum Electric Energy Charge: defined in the Basic Lease Provisions.

Monthly Expense Payment: defined in Section 5.3.

Monthly Tax Payment: defined in Section 4.3.

NAICS: defined in Section 11.9.

Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any actual and documented expenses incurred by Landlord in recovering such amount.

Net Rental Proceeds: in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant’s fixtures or leasehold improvements but excluding sums paid for the sale or rental of Tenant’s equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are at prevailing rates, due and owing to a real estate brokerage firm, (iii) reasonable legal fees incurred by Tenant in connection with the sublease, (iv) free rent granted to the subtenant, (v) cost of work incurred by Tenant in preparing the premises for the sublease and (vi) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and in the case of an assignment, the amount by which all sums and other considerations paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant’s fixtures or leasehold improvements but excluding sums paid for the sale or rental of Tenant’s equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, (ii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee, and (iii) reasonable legal fees incurred by Tenant in connection with the assignment.

New Space: defined in Section 29.4(a).

NJDEP: defined in Section 11.5(b).

Non-Disturbance Agreement: defined in Section 23.1(b).

Objection Notice: defined in Schedule D.

OFAC: defined in Article 30.

Offer Space: defined in Section 32.1(a).

Offer Space Lease: defined in Section 32.1(b).

Order or Orders: defined in Article 30.

Permitted Use: defined in the Basic Lease Provisions.

Pre-Existing Condition: defined in Section 11.1.

Preliminary Plans: defined in Schedule D.

Premises: defined in the Basic Lease Provisions.

Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank.

Projected Taxes: defined in Section 4.2.

Property: the Land, the Building, all other buildings on the Land, and all other buildings or improvements hereafter constructed on the Land from time to time.

Punch List Items: defined in Section 2.2(c).

Recapture Notice: defined in Section 16.5(a).

Recapture Space: defined in Section 16.5(a).

Restoration: the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by Tenant and any trade fixtures and personal property owned by Tenant) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

Restoration Outside Date: defined in Section 17.4(c).

Roof Top Equipment: defined in Section 35.1.

Second Abatement Date: defined in Section 2.2(e).

Second Abatement Period: defined in Section 2.2(e).

Security: defined in the Basic Lease Provisions.

Self Help Work: defined in Section 20.9(a).

Short Term Extension Notice: defined in Section 24.2.

Short Term Extension Period: defined in Section 24.2.

Special Cleaning Services: defined in Section 9.7(b).

Substantially Completed or Substantial Completion: defined in Section 2.2(c).

Survey Adjustment Amount: defined in Section 6.1.

Taking: a taking of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

Taxes: with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Property and/or Premises, or any portion thereof; the various estates in and to the Property and/or Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; all water and sewer rents and charges; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, gift, succession, corporate franchise or income tax of Landlord, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence. Notwithstanding the foregoing, Taxes shall not include any interest, fees, costs or penalties imposed for the late payment of any Taxes (if paid by Landlord), except if same are caused by Tenant’s failure to timely pay its proportionate share of Taxes to Landlord in accordance with the provisions of this Lease.

Tenant: the party defined as such in the first paragraph of this Lease.

Tenant Affiliate: defined in Section 16.7.

Tenant Delay: means (i) any delay identified as a Tenant Delay in this Lease and (ii) any other delay caused by any act or omission by Tenant or Tenant’s Visitors, including, without limitation, any breach by Tenant or Tenant’s Visitors of any covenant or condition of this Lease, changes in, or additions to, work requested by Tenant, delays in submission of information or estimates or in giving authorizations or approvals, and the postponement of any work at the request of Tenant.

Tenant Discharge: defined in Section 11.4(a).

Tenant Improvement: defined in Section 7.5(a).

Tenant’s Notice: defined in Section 16.2.

Tenant’s Offer Space Notice: defined in Section 32.1(a).

Tenant’s Proportionate Share: defined in Basic Lease Provisions.

Tenant’s Roof Top Equipment Area: defined in Section 35.1.

Tenant Successor: defined in Section 16.7.

Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto the Property and/or into the Premises as guests or doing lawful business with Tenant.

Tenant’s Work: defined in Schedule D.

Term: defined in Basic Lease Provisions.

Termination Date: defined in Basic Lease Provisions.

Termination Outside Date: defined in Section 2.2(e)(ii).

Third Party Discharge: defined in Section 11.1.

Third Party Lease: defined in Section 32.1(a).

Underlying Encumbrance: defined in Section 23.1.

Working Plans: defined in Schedule D.

APPENDIX II

The following items shall be excluded from Landlord’s CAM Expenses:

a)                                     Costs incurred in connection with the original construction of the Building and costs of correcting defects in or inadequacy of the initial design or construction of the Building;

b)                                     any bad debt loss, rent loss, or reserves for bad debts or rent loss;

c)                                      costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or fees or costs paid in connection with disputes with other tenants;

d)                                     fines, penalties, and interest thereon;

e)                                      any costs whatsoever incurred in connection with the ownership, management and operating of a garage or parking area which does not supply free parking to tenant and its invitees;

f)                                       charitable or political contributions;

g)                                      costs of signs at or near the top of the Building that include the name of a tenant of the Building other than Tenant;

h)                                     any costs attributable to leasable area located in the lobby of the Building in the event that the use (e.g., restaurant use) of such space by a tenant imposes a burden on Building services, including cleaning, that is materially greater than those imposed by the uses of tenants located above the lobby level in the Building;

i)                                         tax assessments or fees incurred in connection with the development of the Building such as transit fees or housing fees;

j)                                        costs relating to unfunded pension liability or withdrawal liability under any multi-employer pension scheme;

k)                                     entertainment, travel or dining expenses except for tenant-related events;

l)                                         costs of acquiring or maintaining objects of art which potentially could appreciate;

m)                                 costs other than routine maintenance of dealing with hazardous materials, mold, fungus or the like or environmental concerns;

n)                                     the cost of any work or service performed by Landlord for any tenant of the Building pursuant to the terms of said tenant’s lease to the extent such work or service is in excess of the work or service which Landlord is obligated to perform under this Lease;

p)                                     costs or expenses incurred by Landlord to cure any breach of Landlord’s representations in Section 33.1 hereof.